Exhibit 10.5

OFFICE LEASE AGREEMENT

BETWEEN

FRIT SAN JOSE TOWN AND COUNTRY VILLAGE, LLC, LANDLORD

AND

SI-BONE, INC., TENANT

DATE: 8/09, 2012

OFFICE LEASE AGREEMENT

THIS OFFICE LEASE AGREEMENT (this “Lease”) is made this 9th day of August, 2012, by and between FRIT SAN JOSE TOWN AND COUNTRY VILLAGE, LLC, a California limited liability company, by its managing member, STREET RETAIL, INC., a Maryland corporation (“Landlord”), and SI-BONE, INC., a Delaware corporation (“Tenant”).

WHEREAS, pursuant to that certain sublease (the “Sublease”) by and between Reardon Commerce, Inc. (“Reardon”) (successor-in-interest to Ketera Technologies Inc.) (as sublandlord), Tenant (as subtenant) is occupying the Leased Premises (as defined below);

WHEREAS, that certain Office Lease Agreement dated September 14, 2009, by and between Reardon and Landlord is scheduled to expire on December 31, 2012, whereupon Tenant’s right to occupy the Leased Premises as a subtenant shall simultaneously terminate; and

WHEREAS, Tenant is desirous of remaining in occupancy of the Leased Premises as a tenant pursuant to the terms of this Lease and Landlord is desirous of leasing the same to Tenant.

NOW, THEREFORE, IN CONSIDERATION of the payments of rents and other charges provided for herein and the covenants and conditions hereinafter set forth, Landlord and Tenant hereby covenant and agree as follows:

ARTICLE I

REFERENCE PROVISIONS, DEFINITIONS AND EXHIBITS

As used in this Lease, the following terms shall have the meanings set forth in Sections 1.01 and 1.02 below.

Section 1.01.    Reference Provisions.

A.    Leased Premises: The premises located on the second floor (designated as Suite 2200) of the Building described in Section 1.01.J, below, as shown on the floor plan attached hereto as Exhibit A, and consisting of ten thousand six hundred thirteen (10,613) square feet of rentable office space, as determined by Landlord’s architect.

B.    Term: Four (4) Lease Years.

C.    Term Commencement Date: January 1, 2013.

D.    Rent Commencement Date: January 1, 2013.

E.    Termination Date: December 31, 2016.

F.    Minimum Rent:

Lease Year	Annually	Monthly
1/01/2013 to 12/31/2013	$413,907.00	$34,492.25
1/01/2014 to 12/31/2014	$430,463.28	$35,871.94
1/01/2015 to 12/31/2015	$448,293.12	$37,357.76
1/01/2016 to 12/31/2016	$466,122.96	$38,843.58

G.    Security Deposit: One Hundred Sixteen Thousand Five Hundred Thirty and 74/100 Dollars ($116,530.74).

H.    Rent Payments: Except to the extent Tenant is required to make such payments electronically, in the manner set forth in Section 5.01 of this Lease, Rent payments due herein shall be made payable to Landlord at the following address:

FRIT SAN JOSE TOWN AND COUNTRY VILLAGE, LLC - Property 1668

c/o Federal Realty Investment Trust

P.O. Box 79408

City of Industry, CA 91716-9408

I.    Notice Addresses:

TO LANDLORD:

FRIT SAN JOSE TOWN AND COUNTRY VILLAGE, LLC

c/o Federal Realty Investment Trust

1626 East Jefferson Street

Rockville, MD 20852-4041

Attention: Legal Department

TO TENANT:

(prior to taking occupancy)

SI-BONE, INC.

3055 Olin Avenue, Suite 2200

San Jose, CA 95128

Attention: Dan Murray

(following occupancy)

SI-BONE, INC.

3055 Olin Avenue, Suite 2200

Attention: Dan Murray

J.    Building: That certain building, including any Common Areas (hereinafter defined) housing the Leased Premises and identified on Exhibit A, within the commercial portion (the “Commercial Portion”) of that certain mixed-use project known as Santana Row (the “Village”) commonly known as Santana Row, located in the City of San Jose, County of Santa Clara, in the State of California. The Village also contains a residential portion (the “Residential Portion”) to be adjacent to and/or above some of the Commercial Portion. The Residential

Portion will be controlled separately from the Commercial Portion and for purposes of this Lease shall not be deemed to be a part of the Commercial Portion. It is understood and agreed that the “Commercial Portion” shall be comprised of all portions of the Village other than the Residential Portion.

K.    Parking Spaces: Forty-Two (42)

L.    Renewal Options: None.

M.    Schedules and Exhibits: The schedules and exhibits listed below are attached to this Lease and are hereby incorporated in and made a part of this Lease.

Exhibit A	Plan
Exhibit A-1	Tenant’s Sign
Exhibit B	Intentionally Deleted
Exhibit C	Rules and Regulations
Exhibit D	Tenant’s Contractors Rules and Regulations
Addendum I	Asbestos Containing Material

Section 1.02.    Definitions.

A.    Common Areas: Any existing or future improvements, equipment, areas and/or spaces for the non-exclusive, common and joint use or benefit of Landlord, Tenant and other tenants, occupants and users of the Building or the Commercial Portion. The Common Areas include without limitation sidewalks, roofs, gutters and downspouts, parking areas, access roads, driveways, landscaped areas, service drives and service roads, traffic islands, loading and service areas, stairs, landings, ramps, elevators, escalators, utility and mechanical rooms and equipment, corridors, lobbies, public washrooms, and other similar areas and improvements.

B.    Floor Area: When used with respect to the Leased Premises, the number of rentable square feet set forth in Section 1.01.A, above, which the Leased Premises shall be deemed to contain. When used with respect to any other space in the Building or the Commercial Portion, Floor Area shall mean the number of rentable square feet of such space as reasonably determined by Landlord.

C.    Interest: A rate per annum of the lesser of (i) twelve percent (12%) or (ii) the maximum permitted by law.

D.    Lease Year: Each twelve (12) month period beginning with the Term Commencement Date, and each anniversary thereof, provided the Term Commencement Date occurs on the first day of a month. If the Term Commencement Date occurs on a day other than the first day of a month, then the first Lease Year shall begin on the Term Commencement Date and shall terminate on the last day of the twelfth (12th) full calendar month after the Term Commencement Date. Each subsequent Lease Year shall commence on the date immediately following the last day of the preceding Lease Year and shall continue for a period of twelve (12) full calendar months, except that the last Lease Year of the Term shall terminate on the date this Lease expires or is otherwise terminated.

E.    Partial Lease Year: Any period during the Term which is less than a full Lease Year.

F.    Operating Year: Intentionally Deleted.

G.    Base Year: Intentionally Deleted.

H.    Person: An individual, firm, partnership, association, corporation, limited liability company, or any other legal entity.

I.    Additional Rent: All sums payable by Tenant to Landlord under this Lease, other than Minimum Rent.

J.    Rent: Minimum Rent plus Additional Rent.

K.    Tenant’s Operating Costs Share: Intentionally Deleted.

L.    Tenant’s Tax Share: Intentionally Deleted.

M.    Base Operating Costs: Intentionally Deleted.

N.    Base Taxes: Intentionally Deleted.

O.    Building Hours: At least from 7:00 a.m. until 6:00 p.m. on weekdays (excluding holidays).

ARTICLE II

LEASED PREMISES

Landlord demises and leases to Tenant, and Tenant leases and takes from Landlord, the Leased Premises together with the right to use for ingress to and egress from the Leased Premises, in common with others, the Common Areas. Landlord has the exclusive right to (i) use the exterior faces of all perimeter walls of the Building, the roof and all air space above the Building, and (ii) install, maintain, use, repair and replace pipes, ducts, cables, conduits, plumbing, vents, utility lines and wires to, in, through, above and below the Leased Premises and other parts of the Building.

ARTICLE III

TERM

Section 3.01.    Term.

The Term shall commence on the Term Commencement Date specified in Section 1.01.C, above, and shall be for the period of time specified in Section 1.01.B, above, and expire on the Termination Date specified in Section 1.01.E, above. Notwithstanding the foregoing, all obligations of the parties, as set forth in this Lease, shall be binding as of the date hereof.

Section 3.02.    End of Term.

This Lease shall terminate on the Termination Date without the necessity of notice from either Landlord or Tenant. Upon the Termination Date, Tenant shall quit and surrender to Landlord the Leased Premises, broom-clean, in and the same or better condition as at the beginning of the term, ordinary wear and tear and Casualty (subject to Article XI) and Taking (subject to Article XII) excepted; and shall surrender to Landlord all keys and access cards, if applicable, to or for the Leased Premises.

Section 3.03.    Holding Over.

If Tenant fails to vacate the Leased Premises on the Termination Date, Landlord shall have the benefit of all provisions of law respecting the speedy recovery of possession of the Leased Premises (whether by summary proceedings or otherwise). In addition to and not in limitation of the foregoing, occupancy subsequent to the Termination Date (“Holdover Occupancy”) shall be a tenancy at will. Holdover Occupancy shall be subject to all terms, covenants, and conditions of this Lease (including those requiring payment of Additional Rent), except that the Minimum Rent for each day that Tenant holds over (“Holdover Minimum Rent”) shall be equal to one and one-half (1-1/2) times the per diem Minimum Rent payable in the last Lease Year. Landlord also shall be entitled to recover all damages, including lost business opportunity regarding any prospective tenant(s) for the Leased Premises, suffered by Landlord as a result of Tenant’s Holdover Occupancy.

ARTICLE IV

USE AND OPERATION OF THE LEASED PREMISES

Section 4.01.    Intentionally Deleted.

Section 4.02.    Use.

A.    Tenant shall use the Leased Premises solely for general office use, and for no other purpose.

B.    Tenant shall comply with all statutes, laws, rules, orders, regulations and ordinances affecting the Leased Premises or relating to the use or occupancy thereof and all the orders or recommendations of any insurance underwriters, safety engineers, and loss prevention consultants as may from time to time be consulted by Landlord. In addition, if Landlord makes any alteration to any part of the Building as a result of any damage or alteration to the Leased Premises caused or made by or on behalf of Tenant or in order to comply with any requirement of any statutes, laws, rules, orders, regulations and ordinances and such requirement is a result of Tenant’s particular business or use of the Leased Premises (as opposed to general office use), then Tenant shall reimburse Landlord upon demand for the cost thereof. In no event shall Tenant use the Leased Premises for purposes which are prohibited by zoning or similar laws or regulations, or covenants, conditions or restrictions of record. Tenant acknowledges and agrees it is solely responsible for determining if its business complies with the applicable zoning regulations, and that Landlord makes no representation (explicit or implied) concerning such zoning regulations.

C.    Tenant shall, at its sole expense: (i) keep the Leased Premises in a good order and condition consistent with the operation of a first-class office building; (ii) pay before delinquency any and all taxes, assessments and public charges levied, assessed or imposed upon Tenant’s business, upon the leasehold estate created by this Lease or upon Tenant’s fixtures, furnishings or equipment in the Leased Premises; (iii) not use or permit or suffer the use of any portion of the Leased Premises for any unlawful purpose; (iv) not use the plumbing facilities for any purpose other than that for which they were constructed, or dispose of any foreign substances therein; (v) not place a load on any floor exceeding the floor load per square foot which such floor was designed to carry in accordance with the plans and specifications of the Building, and not install, operate or maintain in the Leased Premises any heavy item of equipment except in such manner as to achieve a proper distribution of weight; (vi) not strip, overload, damage or deface the Leased Premises, or the hallways, stairways, elevators, parking facilities or other public areas of the Building, or the fixtures therein or used therewith, nor permit any hole to be made in any of the same; (vii) not move any furniture or equipment into or out of the Leased Premises except at such reasonable times and in such manner as Landlord may from time to time reasonably designate; (viii) not install or operate in the Leased Premises any electrical heating, air conditioning or refrigeration equipment, or other equipment not shown on approved plans which will increase the amount of electricity required for use of the Leased Premises as general office space (other than ordinary office equipment such as personal computers, printers, copiers and the like) without first obtaining the written consent of Landlord, which shall not be unreasonably withheld; (ix) not install any other equipment of any kind or nature which will or may necessitate any changes, replacements or additions to, or in the use of, the water, heating, plumbing, air conditioning or electrical systems of the Leased Premises or the Building, without first obtaining the written consent of Landlord.

D.    In addition to and not in limitation of the other restrictions on use of the Leased Premises set forth in this Section 4.02, Tenant hereby agrees that the following uses of the Leased Premises shall not be considered to be “office use” and shall not be permitted: (1) any use of the Leased Premises by an organization or person enjoying sovereign or diplomatic immunity; (2) any use of the Leased Premises by or for any medical, mental health or dental practice; (3) any use of the Leased Premises by or for an employment agency or bureau; (4) any use of the Leased Premises for classroom purposes (other than internal or, on an infrequent basis, customer training purposes); (5) any use of the Leased Premises by or for any user which distributes governmental or other payments, benefits or information to persons that personally appear at the Leased Premises; (6) any other use of the Leased Premises or any portion of the Building by any user that will attract a volume, frequency or type of visitor or employee to the Leased Premises or any portion of the Building which is not consistent with the standards of a high quality, first-class office building in the general area of the Building or that will in any way impose an excessive demand or use on the facilities or services of the Leased Premises or the Building.

Section 4.03.    Intentionally Deleted.

Section 4.04.    Signs and Advertising.

Tenant shall not inscribe, paint, affix, or otherwise display any sign, advertisement or notice on any part of the outside or inside of the Building. If the same shall not already be present, Landlord shall provide, at the cost of Tenant, standard suite entry signage, if applicable, to be affixed at the entrance to the Leased Premises. Landlord shall also prepare and install at Tenant’s expense a name plate designating Tenant on the directory for the Building (if any). If any other signs, advertisements or notices are painted, affixed, or otherwise displayed without the prior approval of Landlord, Landlord shall have the right to remove the same, and Tenant shall be liable for any and all costs and expenses incurred by Landlord in such removal. Tenant shall be entitled to retain the use of any signage that it is displaying as of the date of this Lease.

Provided that Tenant is leasing the entire Leased Premises, Tenant shall be entitled, at its sole cost and expense, to install identification signage at the location shown on Exhibit A-1; provided that any such sign shall be (a) permitted by and compliant with Legal Requirements, (b) compliant with Landlord’s sign criteria for the Building, (c) reasonably approved in advance by Landlord as to size, materials, design, content, color and method of installation. Tenant shall be responsible for the continued maintenance of such sign to keep the same in a condition keeping with Landlord’s standards for the Commercial Portion and shall, upon the expiration or earlier termination of the Lease, remove the same and restore the area affected thereby to the condition that existed prior to Tenant’s installation of the same.

ARTICLE V

RENT

Section 5.01.    Rent Payable.

A.    Commencing on the Rent Commencement Date, Tenant shall pay all Rent to Landlord, without prior notice or demand and without offset, deduction or counterclaim whatsoever, in the amounts, at the rates and times set forth herein, in the manner set forth in this Section 5.01.A. Tenant shall (i) promptly execute any and all agreements and authorizations, and supply any and all information necessary, to authorize Landlord to initiate debit entries (“Auto-Debit Transfers”) from Tenant’s account to Landlord for such portions of Rent due under this Lease as Landlord may elect to be paid by Auto-Debit Transfer; and (ii) take all actions necessary on Tenant’s part to insure that any and all such payments will be received by the Landlord by the dates due as specified in this Lease. Except for the Security Deposit, Landlord initially elects that Minimum Rent shall be paid by Auto-Debit Transfer. Landlord may elect, by giving Notice to Tenant, that additional recurring payments constituting Rent shall be paid by Auto-Debit Transfer pursuant to this Section 5.01.A. All payments of Rent not made by Auto-Debit Transfer shall be made at the place set forth in Section 1.01. or as Landlord may otherwise designate by Notice to Tenant.

B.    If Tenant fails to make any payment of Rent by the date such Rent is due, Tenant shall pay Landlord a late payment charge equal to the greater of (i) five percent (5%) of such payment of Rent, or (ii) Twenty Dollars ($20.00) per day from the due date until the date of receipt by Landlord. Payment of such late charge shall not excuse or waive the late payment of Rent. Tenant acknowledges and agrees that such late charge is a reasonable estimate of the damages as a result of Tenant’s violations of this Section 5.01.B. and that it would be impracticable or extremely difficult to determine Landlord’s actual damages. Notwithstanding the foregoing, Landlord will not assess the foregoing late charge until Landlord has given written notice of such late payment for the first late payment in any twelve (12) month period and after Tenant has not cured such late payment within three (3) days from receipt of such notice (no other notices will be required during the following twelve (12) months for a late charge to be incurred).

C.    If Landlord receives two (2) or more checks from Tenant that are dishonored by Tenant’s bank, all checks for Rent thereafter shall be bank certified and Landlord shall not be required to accept checks except in such form. Tenant shall pay Landlord any bank service charges resulting from dishonored checks, plus Fifty Dollars ($50.00) for each dishonored check as compensation to Landlord for the additional cost of processing such check.

D.    Any payment by Tenant of less than the total Rent due shall be treated as a payment on account. Acceptance of any check bearing an endorsement, or accompanied by a letter stating, that such amount constitutes “payment in full” (or terms of similar import) shall not be an accord and satisfaction or a novation, and such statement shall be given no effect. Landlord may accept any check without prejudice to any rights or remedies which Landlord may have against Tenant.

E.    For any portion of a calendar month at the beginning of the Term, Tenant shall pay in advance the pro-rated amount of the Rent for each day included in such portion of the month.

Section 5.02.    Payment of Minimum Rent.

Tenant shall pay Landlord the Minimum Rent set forth in Section 1.01.F, above, in equal monthly installments, in advance, commencing on the Rent Commencement Date, and on the first day of each calendar month thereafter throughout the Term. Landlord may, in its sole discretion, elect to apply all or any portion of Minimum Rent to the costs of (i) operating, managing, insuring, maintaining, and repairing the Building or the Commercial Portion, (ii) any governmental or quasi-governmental taxes, fees, charges and assessments applicable to the Building or the Commercial Portion (together with any costs incurred in any tax appeal or negotiation), or (iii) promoting the Building or the Commercial Portion.

ARTICLE VI

COMMON AREAS

Section 6.01.    Use of Common Areas.

Tenant shall have a non-exclusive license to use the Common Areas for ingress to and egress from the Leased Premises, subject to the exclusive control and management of Landlord and the rights of Landlord and of other tenants. Tenant shall comply with such rules and regulations as Landlord prescribes regarding use of the Common Areas. Tenant shall not use the Common Areas for any sales or display purposes, or for any purpose which would impede or create hazardous conditions for the flow of pedestrian or other traffic. The Common Areas shall at all times be subject to the exclusive control and management of Landlord.

Section 6.02.    Management and Operation of Common Areas.

Landlord shall operate, repair, equip and maintain the Common Areas and shall have the exclusive right and authority to employ and discharge personnel with respect thereto. Without limiting the foregoing, Landlord may (i) use the Common Areas for promotions, exhibits, displays, outdoor seating, food facilities and any other use; (ii) grant the right to conduct sales in the Common Areas; (iii) erect, remove and lease kiosks, planters, pools, sculptures and other improvements within the Common Areas; (iv) enter into, modify and terminate easements and other agreements pertaining to the use and maintenance of the Building or the Village; (v) construct, maintain, operate, replace and remove lighting, equipment, and signs on all or any part of the Common Areas; (vi) provide security personnel; and (vii) restrict parking. Landlord reserves the right at any time and from time to time to change or alter the location, layout, nature or arrangement of the Common Areas or any portion thereof, including but not limited to the arrangement and/or location of entrances, passageways, doors, corridors, stairs, lavatories, elevators, parking areas, and other public areas of the Building or the Village. Landlord shall have the right to close temporarily all or any portion of the Common Areas to such extent as may, in the reasonable opinion of Landlord, be necessary for repairs, replacements or maintenance to the Common Areas, provided such repairs, replacements or maintenance are performed expeditiously and in such a manner so as not to deprive Tenant of access to the Leased Premises. Landlord shall use commercially reasonable efforts to exercise the foregoing rights in such a manner so as not to unreasonably interfere with Tenant’s use of or access to the Leased Premises.

ARTICLE VII

SERVICES AND UTILITIES

Section 7.01.    Services Provided by Landlord.

Landlord shall provide the following facilities and services to Tenant:

A.    Electricity for normal lighting purposes and the operation of ordinary office equipment, subject to Section 7.03, below;

B.    Normal and usual cleaning and char services after Building Hours each day except on Saturdays, Sundays and legal holidays recognized by the United States Government;

C.    Rest room facilities and necessary lavatory supplies, including hot and cold running water at the points of supply, as provided for the general use of all tenants in the Building, and routine maintenance, painting, and electric lighting service for all Common Areas of the Building in such manner as Landlord deems reasonable;

D.    During Building Hours, central heating and air conditioning during the seasons of the year when these services are normally and usually furnished based upon standard electrical energy requirements of not more than an average of five (5) watts per square foot of the Leased Premises and a human occupancy of not more than one person for each 150 square feet of rentable area of the Leased Premises. Landlord shall provide the aforesaid services at other times, at Tenant’s expense, provided Tenant gives Landlord notice by 1:00 p.m. on weekdays for after-hour service on the next weekday, by 1:00 p.m. the day before a holiday for service on a holiday, and by 1:00 p.m. on Friday for after-hour service on Saturday or service on Sunday. Such after-hour, holiday or special weekend service shall be charged to Tenant at rates to be calculated by Landlord, which rates shall be given to Tenant on request. While the current rate for such after hours HVAC is Fifty-Five Dollars ($55.00) per floor/per hour, Landlord reserves the right to reasonably adjust, from time to time, the rate at which such services shall be provided. Tenant shall pay for such service, as Additional Rent, within thirty (30) days of receipt of an invoice with respect thereto;

E.    Automatically operated elevator service, if applicable;

F.    All electric bulbs and fluorescent tubes for building standard light fixtures in the Leased Premises and Common Areas;

G.    Two (2) keys to the Leased Premises at no cost to Tenant, all additional keys at the cost of Tenant; and

H.    An electronically controlled perimeter access system to the Building’s entrance. Landlord shall provide Tenant with two (2) Building key cards at Landlord’s expense. Any additional or replacement cards shall be at Tenant’s expense. Individual security systems shall be installed by Tenant at Tenant’s cost.

Section 7.02.    Landlord’s Access to Leased Premises.

Landlord shall have access to and reserves the right to inspect, erect, use, connect to, maintain and repair pipes, ducts, conduits, cables, plumbing, vents and wires, and other facilities in, to and through the Leased Premises as and to the extent that Landlord may now or hereafter reasonably deem to be necessary or appropriate for the proper operation and maintenance of the Building (including the servicing of other tenants in the Building) and the right at all times to transmit water, heat, air conditioning and electric current through such pipes, conduits, cables, plumbing, vents and wires and the right to interrupt the same in emergencies without eviction of Tenant or abatement of Rent. Any failure by Landlord to furnish the foregoing services, resulting from circumstances beyond Landlord’s reasonable control or from interruption of such services due to repairs or maintenance, shall not render Landlord liable in any respect for damages to either person or property, nor be construed as an eviction of Tenant, nor cause an abatement of Rent hereunder, nor relieve Tenant from any of its obligations hereunder; provided, however, that, in the event that, (a) any interruption or stoppage of any service Landlord is required hereunder to provide to the Leased Premises and reinstatement of such service is within Landlord’s reasonable control, or (b) Landlord shall fail to provide Tenant with access to the Leased Premises, and, in either such event, the condition shall continue for more than five (5) consecutive business days and shall render all or any portion of the Leased Premises untenantable for general office purposes and Tenant shall actually cease to conduct business in such portion of the Leased Premises, then, provided no Default exists, the portion of scheduled Rent attributable to such untenantable area shall, commencing on the sixth (6th) business day after receipt from Tenant of written notice that Tenant has experienced such an interruption or stoppage of services and has ceased the use thereof, abate until the earlier of the date that (i) Tenant again uses such portion of the Leased Premises, or (ii) such portion of the Leased Premises is again tenantable. If any public utility or governmental body shall require Landlord or Tenant to restrict the consumption of any utility or reduce any service for the Leased Premises or the Building, Landlord and Tenant shall comply with such requirements, whether or not the utilities and services referred to in this Article VII are thereby reduced or otherwise affected, without any liability on the part of Landlord to Tenant or any other person or any reduction or adjustment in Rent payable hereunder. Landlord and its agents shall be permitted reasonable access to the Leased Premises for the purpose of installing and servicing systems within the Leased Premises deemed reasonably necessary by Landlord to provide the services and utilities referred to in this Article VII to Tenant and other tenants in the Building.

Section 7.03.    Electrical Energy.

Landlord shall be under no obligation to furnish electrical energy to Tenant in amounts greater than needed for lighting and normal and customary items of equipment for general office purposes (i.e., not more than an average of five (5) watts per square foot of the Leased Premises), and Tenant shall not install or use within the Leased Premises any electrical equipment, appliance or machine which shall require amounts of electrical energy exceeding such standard wattage provided for the Building, unless the installation and use of such additional electrical equipment, appliance, or machine has been reasonably approved by Landlord, which approval may be conditioned upon the payment by Tenant, as Additional Rent, of the cost of the additional electrical energy and modifications to the Building’s electrical system required for the operation of such electrical equipment, appliance or machine. Landlord shall have the right to charge Tenant for the cost of its electricity consumption beyond Building Hours or in excess of five (5) watts per square foot of rentable area of the Leased Premises and for the cost of any additional wiring or other improvements to the Building as may be occasioned by or required as a result of any such excess use. In the event of any excessive consumption of any utilities (including without limitation any consumption beyond Building Hours), Landlord shall be entitled to require that Tenant install in the Leased Premises (at Tenant’s cost and in a location approved by Landlord) meters or submeters to measure Tenant’s utility consumption for the Leased Premises or for any specific equipment causing excess consumption, as Landlord shall require; in which case, Tenant shall maintain in good order and repair (and replace, if necessary) such meters or submeters. If separate meters are installed for measuring Tenant’s use of any utilities, then charges for such utilities shall be paid directly by Tenant to the appropriate utility company. If submeters are installed for measuring Tenant’s consumption of any utilities, Tenant shall pay the costs of the same to Landlord as Additional Rent, within thirty (30) days of its receipt of a bill therefor based on such submeter readings.

ARTICLE VIII

INDEMNITY AND INSURANCE

Section 8.01.    Indemnity.

A.    Tenant shall indemnify, defend and hold Landlord, its lessors, partners and members, and their respective shareholders, partners, members, trustees, agents, representatives, directors, officers, employees and Mortgagee(s) (collectively, “Landlord’s Indemnitees”) harmless from and against all liabilities, obligations, damages, judgments, penalties, claims, costs, charges and expenses, including reasonable architects’ and attorneys’ fees, which may be imposed upon, incurred by, or asserted against any of Landlord’s Indemnitees by a third party and arising, directly or indirectly, out of or in connection with (i) Tenant’s breach of its obligations under this Lease, (ii) the acts or negligence of Tenant or any Person claiming by, through or under Tenant, or the agents, contractors, employees, servants or licensees of any such Person, in, on or about the Leased Premises, the Building or the Village, or (iii) the use or occupancy during the Term (a) of the Leased Premises, or (b) by Tenant of the Building or the Village. Tenant shall not be obligated to indemnify Landlord’s Indemnitees against loss, liability, damage, cost or expense arising out of a claim for which Tenant is released from liability pursuant to Section 8.07 below, or a claim arising out of the willful misconduct or sole negligent acts or omissions of Landlord or its agents, employees or contractors.

B.    Landlord shall indemnify, defend and hold Tenant, its partners, officers, shareholders, members, trustees, principals, agents, directors and employees (collectively “Tenant’s Indemnitees”) harmless from and against all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable architects’ and attorneys’ fees, which may be imposed upon, incurred by, or asserted against any of the Tenant’s Indemnitees by a third party and arising, directly or indirectly, out of or in connection with (i) Landlord’s breach of its obligations under the Lease, (ii) the acts or negligence of Landlord or any person claiming by, through or under Landlord, or the agents, contractors, servants, employees and/or licensees of any such person in, on or about the Common Areas, and (iii) the use of the Common Areas. Landlord shall not be obligated to indemnify Tenant’s Indemnitees against loss, liability, damage, cost or expense arising out of a claim for which Landlord is released from liability pursuant to Section 8.07 below, or a claim arising out of the willful misconduct or sole negligent acts or omissions of Tenant or its agents, employees or contractors.

Section 8.02.    Landlord Not Responsible for Acts of Others.

Landlord shall not be liable to Tenant, nor to those claiming through Tenant, for any loss, theft, injury, liability or damage of, for or to Tenant’s business and/or property which may result from: (a) any act, omission, fault or negligence of other tenants or licensees, their agents, employees or contractors, or any other persons (including occupants of adjoining or contiguous buildings, owners of adjacent or contiguous property, or the public), (b) except to the extent caused by the gross negligence or willful misconduct of Landlord (but subject to the provisions of Section 8.07) the breaking, bursting, backup, stoppage or leaking of electrical or phone/internet cables and wires, or water, gas, sewer, HVAC or steam pipes or ducts serving the Leased Premises and/or the Building, (c) water, snow or ice being upon the Building or coming into the Leased Premises, and/or (d) earthquake or other act of God. Tenant acknowledges that its use of the Leased Premises and the Building is at its own risk.

Section 8.03.    Tenant’s Insurance.

Commencing on the Term Commencement Date and at all times thereafter, Tenant shall carry and maintain:

A.    Commercial General Liability Insurance (a non-deductible policy with ISO occurrence form or equivalent) naming Tenant as the named insured and Landlord and (at Landlord’s request) Landlord’s mortgagee (and managing agent), if any, Landlord’s property manager, if any, and Federal Realty Investment Trust (“FRIT”), if FRIT is not the Landlord

under this Lease, as additional insureds, providing an Additional Insured – Managers or Lessors of Premises Endorsement (#CG-20-11-01-96 or equivalent) protecting Tenant and the additional insureds against liability for bodily injury, death and property damage with respect to liability arising out of the ownership, use, occupancy or maintenance of the Leased Premises and all areas appurtenant thereto, with a minimum combined single limit of Two Million Dollars ($2,000,000.00) and a general aggregate limit of Four Million Dollars ($4,000,000.00). If the policy also covers locations other than the Leased Premises, the policy shall include a provision to the effect that the aggregate limit of Four Million Dollars ($4,000,000.00) shall apply separately at the Leased Premises. These policy limits may be obtained through any combination of primary and excess insurance. If Tenant sells, serves or distributes alcoholic beverages in or on the Leased Premises, then such General Liability Insurance shall include Liquor Legal Liability coverage at the same minimum limits of liability as shown above. If Tenant sells, serves or distributes food in or on the Leased Premises, then such General Liability Insurance shall include products liability with a combined single limit of Two Million Dollars ($2,000,000.00) per occurrence and an aggregate limit of Two Million Dollars ($2,000,000.00).

B.    “All Risks” or “Special Causes of Loss Form” property insurance covering all of Tenant’s Property and Leasehold Improvements (as both are defined in Section 9.05. below), and those portions of the Leased Premises that Tenant is responsible to repair pursuant to Section 10.02. below, and written for at least the full replacement cost with a deductible of not more than. Five Thousand Dollars ($5,000.00).

C.    Plate glass insurance covering all plate glass in the Leased Premises. Tenant shall be and remain liable for the repair and restoration of all such plate glass.

D.    Comprehensive boiler and machinery coverage, including electrical apparatus, if applicable, with a deductible of not more than Five Thousand Dollars ($5,000.00).

E.    Business interruption, loss of income and extra expense insurance in amounts sufficient to pay for Tenant’s expenses and lost income.

F.    Employer’s liability insurance with a minimum of Five Hundred Thousand Dollars ($500,000.00) as required by the jurisdiction in which the Leased Premises is located, and worker’s compensation insurance.

Notwithstanding anything set forth above, all dollar limits specified in this Section 8.03. shall be increased from time to time, as reasonably necessary upon Notice from Landlord, to effect economically equivalent insurance coverage, or coverage deemed adequate in light of then existing circumstances and customarily required for similar tenants leasing similar premises. Such increase may not be invoked more than once during the term.

Section 8.04.    Tenant’s Contractor’s Insurance.

Tenant shall cause any contractor performing work on the Leased Premises to obtain, carry and maintain, at no expense to Landlord: (i) employer’s liability insurance with a minimum of Five Hundred Thousand Dollars ($500,000.00) as required by the jurisdiction in which the Commercial Portion is located, and worker’s compensation insurance; (ii) builder’s risk insurance with a deductible no greater than Ten Thousand Dollars ($10,000.00), in the amount of the full replacement cost of Tenant’s Property and Leasehold Improvements; (iii) Commercial General Liability Insurance, including completed operations and contractual liability coverage, providing on an occurrence basis a minimum combined single limit of Three Million Dollars ($3,000,000.00) per occurrence (and Five Million Dollars ($5,000,000.00) general aggregate, if applicable), and if the policy also covers projects other than the Leased Premises, the policy shall include a provision to the effect that the aggregate limit of Three Million Dollars ($3,000,000.00) shall apply separately at the Leased Premises; and (iv) business automobile liability insurance including the ownership, maintenance and operation of the automotive equipment, owned, hired, and non-owned coverage with a combined single limit of not less than One Million Dollars ($1,000,000.00) for bodily injury and property damage. If the contractor fails to acquire such insurance, Tenant shall provide such insurance (except worker’s compensation insurance and employer’s liability).

Section 8.05.    Policy Requirements.

Any company writing any insurance which Tenant is required to maintain or cause to be maintained under Sections 8.03 and 8.04 as well as any other insurance pertaining to the Leased Premises or the operation of Tenant’s business therein (all such insurance being referred to as “Tenant’s Insurance”) shall at all times be licensed and qualified to do business in the jurisdiction in which the Leased Premises are located and shall have received an A-VII or better rating by the latest edition of A.M. Best’s Insurance Rating Service. All of Tenant’s Insurance may be carried under a blanket policy covering the Leased Premises and any other location of Tenant, if (i) the coverage afforded Landlord and any designees of Landlord shall not be reduced or otherwise adversely affected, and (ii) such blanket policy allocates to the properties and liabilities to be insured under this Article VIII an amount not less than the amount of insurance required to be covered pursuant to this Article VIII, so that the proceeds of such insurance shall not be less than the proceeds that would be available if Tenant were insured under a unitary policy. Tenant’s Commercial General Liability policies shall name Landlord and/or its designees as additional insured, and Tenant’s property insurance policies shall name Landlord and/or its designees as loss payee for Leasehold Improvements and betterments. All policies of Tenant’s Insurance shall contain endorsements requiring the insurer(s) to give to all additional insureds at least thirty (30) days’ advance Notice of any reduction, cancellation, termination or non-renewal of said insurance (or Notice within ten (10) days of a failure to pay any premium). Tenant shall be solely responsible for payment of premiums for all of Tenant’s Insurance. Tenant shall deliver to Landlord at least fifteen (15) days prior to the time Tenant’s Insurance is first required to be carried by Tenant, and upon renewals at least ten (10) days prior to the expiration of the term of any such insurance policy, a certificate of insurance of all policies of Tenant’s Insurance. The limits of Tenant’s Insurance shall not limit Tenant’s liability under the Lease, at law, or in equity. All policies of Tenant’s Insurance shall be primary and noncontributory with respect to Landlord’s liability arising out of the act or omission of Tenant, its officers, agents, contractors, employees, or, while upon the Leased Premises, invitees. If Tenant fails to deposit a certificate of insurance with Landlord (which shows compliance with the provisions of this Article VIII) within three (3) days after Notice from Landlord, Landlord may acquire such insurance, and Tenant shall pay Landlord the amount of the premium applicable thereto within five (5) days following Notice from Landlord.

Section 8.06.    Increase in Insurance Premiums.

Tenant shall not keep or do anything in the Leased Premises that will: (i) cause an increase in the rate of any insurance on the Building; (ii) violate the terms of any insurance coverage on the Building carried by Landlord or any other tenant; (iii) prevent Landlord from obtaining such policies of insurance acceptable to Landlord or any Mortgagee of the Building; or (iv) violate the rules, regulations or recommendations of Landlord’s insurers, loss prevention consultants, safety engineers, the National Fire Protection Association, or any similar body having jurisdiction over the Leased Premises. If Tenant does so, Tenant shall pay to Landlord upon demand the amount of any increase in any such insurance premium. In determining the cause of any increase in insurance premiums, the schedule or rate of the organization issuing the insurance or rating procedures shall be conclusive evidence of the items and charges which comprise the insurance rates and premiums on such property.

Section 8.07.    Waiver of Right of Recovery.

Except for the indemnification for Hazardous Substances as set forth in Section 17.23., neither Landlord nor Tenant shall be liable to the other party or to any insurance company (by way of subrogation or otherwise) insuring such other party for loss or damage to any building, structure or other tangible property, or any resulting loss of income, or losses under worker’s compensation laws or benefits, even though such loss or damage might have been occasioned by the negligence of Landlord or Tenant, or their respective agents or employees; provided, however, the mutual release contained herein shall not apply to damage to property or loss of income caused by the willful misconduct of such other party. This Section 8.07. shall not limit or supersede the indemnification to third parties as provided in Section 8.01. The provisions of this Section 8.07. shall apply to any Transferee pursuant to Article XV of this Lease, and the Transferee shall expressly agree in writing to be bound by the provisions of this Section 8.07. (as if such Transferee were Tenant hereunder) for the benefit of Landlord.

Section 8.08.    Landlord’s Insurance.

Landlord shall maintain (i) “all risk” or “special causes of loss form” property insurance insuring the structural components of the Building, to the extent of eighty percent (80%) of the full replacement value of such Building, and insuring the Common Areas of the Building, and (ii) Commercial General Liability Insurance (ISO form or equivalent) covering the Common Areas of the Building. Provided the insurance coverage carried by Landlord pursuant to (i) above shall not be reduced or otherwise adversely affected, all of Landlord’s insurance may be carried under a blanket policy covering the Building and any other property owned, leased or operated by Landlord or its affiliates, provided the insurance requirements in this Lease are fulfilled and the insurance coverage is not diminished in any way.

ARTICLE IX

CONSTRUCTION AND ALTERATIONS

Section 9.01.    Condition of Leased Premises Upon Delivery.

Tenant acknowledges: (i) it has inspected the Leased Premises; (ii) it accepts the Leased Premises, and all improvements, betterments and equipment “AS IS,” with no representation or warranty, express or implied, by Landlord as to the condition or suitability of the Leased Premises or of the Building for Tenant’s purpose; and (iii) Landlord has no obligation to improve or repair the Leased Premises, or the Building, except as specifically set forth in this Lease.

Notwithstanding the foregoing, not later than the thirtieth (30th) day following the Term Commencement Date, Landlord agrees to have the (a) carpet within the Leased Premises professionally cleaned, and (b) paint on the interior of the Leased Premises touched up where Landlord reasonably determines the same is required. Tenant acknowledges that the foregoing work shall be performed while Tenant is in occupancy and the parties agree to reasonably cooperate in the scheduling and/or staging of the same to permit Tenant to continue business operations during the performance of the same; provided, however, that Landlord shall perform the carpet cleaning after business hours or on weekends.

Section 9.02.    Tenant Improvements.

Landlord and Tenant, at their respective sole cost and expense, agree to provide all improvements to the Leased Premises in accordance with their respective obligations set forth in Exhibit B, if any.

Section 9.03.    Alterations.

A.    Tenant shall not make or cause to be made any alterations, additions, renovations, improvements or installations in or to the Leased Premises without Landlord’s prior consent, which such consent shall not be unreasonably withheld, unless Landlord reasonably determines that the proposed Alterations could (i) affect the exterior or common areas of the Building or adversely affect the Building’s structure or safety; (ii) adversely affect in any respect the electrical, plumbing, fire/life/safety or mechanical (including HVAC) systems of the Building or the functioning thereof; (iii) be or become visible from the exterior of the Leased Premises or the Building; or (iv) interfere with the operation of the Building or the provision of services or utilities to other tenants in the Building. Tenant shall in no event make or permit to be made any alterations, modification, substitution or other change to the mechanical, electrical, plumbing, HVAC and sprinkler systems within or serving the Leased Premises. If Landlord consents to any such alterations, additions, renovations, improvements or installations by Tenant, Landlord shall have the right (but not the obligation) in its sole discretion to manage or supervise such work and Tenant shall pay to Landlord a reasonable fee to reimburse Landlord for overhead and administrative costs and expenses incurred in connection with the management or supervision of such work by Landlord.

B.    Notwithstanding anything contained in this Section 9.03, Tenant shall have the right to make Permitted Alterations (hereinafter defined) in the Leased Premises, without Landlord’s consent (but with twenty (20) days prior written notice (the “Permitted Alterations Notice”), which notice shall contain a description of the Permitted Alterations proposed to be undertaken by Tenant and state that such Alterations are Permitted Alterations). A Permitted Alteration shall mean any cosmetic Alterations in the Leased Premises that could not (i) affect the exterior or common areas of the Building or the structure or safety of the Building; (ii) affect the electrical, plumbing, fire/life/safety or mechanical systems of the Building or the functioning thereof; (iii) be or become visible from the exterior of the Leased Premises or Building; (iv) interfere with the operation of the Building or the provision of services or utilities to other tenants in the Building; (v) cost more than Twenty Thousand Dollars ($20,000.00) in any twelve (12) month period; and (vi) require a permit. In the event that, within ten (10) days after receiving the Permitted Alterations Notice, Landlord determines, in its reasonable discretion, that the proposed Alterations are not Permitted Alterations, and so notifies Tenant, Tenant shall apply for Landlord’s consent for such Alterations in accordance with the provisions of this Article IX.

Section 9.04.    Work Requirements.

All work performed by Tenant in the Leased Premises shall be performed (i) promptly and in a workmanlike manner with first-class materials; (ii) by duly qualified or licensed persons; (iii) without interference with, or disruption to, the operations of Landlord or other tenants or occupants of the Building; (iv) in accordance with (a) plans and specifications approved in writing in advance by Landlord (as to both design and materials) which such approval may be granted or withheld in Landlord’s sole and absolute discretion, except as otherwise provided in Section 9.03, above, and (b) all applicable governmental permits, rules and regulations; and (v) in conformance with any rules and regulations therefor (including those shown on Exhibit D, attached hereto).

Section 9.05.    Ownership of Improvements.

All present and future alterations, additions, renovations, improvements and installations made to the Leased Premises, including without limitation the Tenant Work (if any) (“Leasehold Improvements”), shall be deemed to be the property of Landlord when made and, upon Tenant’s vacation or abandonment of the Leased Premises, unless Landlord directs otherwise at the time Tenant requests Landlord’s consent to the applicable Leasehold Improvements (or, as to Permitted Alterations, at any time following the installation thereof), shall remain upon and be surrendered with the Leased Premises in good order, condition and repair. Tenant shall not be required to remove any Leasehold Improvements installed prior to the date of this Lease. All movable goods, inventory, office furniture, equipment, trade fixtures and other movable personal property belonging to Tenant that are not permanently affixed to the Leased Premises, shall remain Tenant’s property (“Tenant’s Property”) and shall be removable by Tenant at any time, provided that Tenant (i) is not in violation of any provision of this Lease, and (ii) repairs any damage to the Leased Premises or the Building caused by the removal of any of Tenant’s Property.

Section 9.06.    Removal of Tenant’s Property.

Tenant shall remove all of Tenant’s Property (and any Leasehold Improvements as Landlord may direct) prior to the Termination Date or the termination of Tenant’s right to possession. Tenant shall repair any damage to the remaining Leasehold Improvements, the Leased Premises or any other portion of the Building caused by such removal. If Tenant fails to timely remove said items, they shall be considered as abandoned and shall become the property of Landlord, or Landlord may remove and dispose of them.

Section 9.07.    Mechanic’s Liens.

No mechanic’s or other lien shall be allowed against the Building as a result of Tenant’s improvements to the Leased Premises. Tenant shall give Landlord written notice not less than thirty (30) days prior to commencement of any work in, on or about the Leased Premises, and Landlord shall have the right to record and post notices of non-responsibility in or on the Leased Premises.

Tenant shall promptly pay all Persons furnishing labor, materials or services with respect to any work performed by Tenant on the Leased Premises. If any mechanic’s or other lien shall be filed against the Leased Premises or the Building by reason of work, labor, services or materials performed or furnished, or alleged to have been performed or furnished, to or for the benefit of Tenant, Tenant shall cause the same to be discharged of record or bonded to the satisfaction of Landlord within ten (10) days subsequent to the filing thereof. If Tenant fails to discharge or bond any such lien, Landlord, in addition to all other rights or remedies provided in this Lease, may bond said lien or claim (or pay off said lien or claim if it cannot with reasonable effort be bonded) without inquiring into the validity thereof and all expenses incurred by Landlord in so discharging said lien, including reasonable attorney’s fees, shall be paid by Tenant to Landlord as Additional Rent on ten (10) days’ demand.

ARTICLE X

REPAIRS, MAINTENANCE, AND LANDLORD’S ACCESS

Section 10.01.    Repairs by Landlord.

Landlord covenants to keep, maintain, manage and operate the Common Areas in manner consistent with the operation of office buildings of a similar size, location and age of the Building. Subject to the terms of this Lease, Landlord agrees to maintain the roof and roof membrane, the exterior and structural portions of the Building, and the central or base Building mechanical, electrical and plumbing systems (specifically excluding any supplemental HVAC system, sprinkler system or any other system exclusively servicing the Leased Premises). If any such repairs are necessitated by Tenant’s breach of this Lease, or by any act or negligence of Tenant, its agents, employees, assigns, concessionaires, contractors or invitees, Tenant shall reimburse to Landlord the reasonable cost incurred in completing such repairs within five (5) days of demand therefor.

Section 10.02.    Repairs and Maintenance by Tenant.

Throughout the Term Tenant shall maintain the Leased Premises, including any Leasehold Improvements, alterations or other improvements therein, in good order, condition and repair. Tenant shall not cause or permit any waste, damage or injury to the Leased Premises or the Building. Tenant’s obligations shall include, without limitation, the repair and replacement of appliances and equipment installed specifically for Tenant such as refrigerators, disposals, computer room, air conditioning, sinks and special plumbing fixtures, special fixtures and bulbs for those fixtures, and any non-standard outlets.

Section 10.03.    Inspections, Access and Emergency Repairs by Landlord.

Upon reasonable prior notice and without materially adversely affecting Tenant’s business within the Leased Premises, Tenant shall permit Landlord to enter all parts of the Leased Premises to inspect the same. In the event of an emergency, Landlord may enter the Leased Premises at any time and make such inspection and repairs as Landlord deems necessary, at the risk and for the account of Tenant.

ARTICLE XI

CASUALTY

Section 11.01.    Fire or Other Casualty.

Tenant shall give prompt notice to Landlord in case of fire or other casualty (“Casualty”) to the Leased Premises or the Building.

Section 11.02.    Right to Terminate.

A.    If (i) the Building is damaged to the extent of more than fifty percent (50%) of the cost of replacement thereof; (ii) during the last two (2) Lease Years or in any Partial Lease Year at the end of the Term, the Leased Premises are damaged to the extent of more than twenty-five percent (25%) of the cost of replacement thereof; or (iii) the Leased Premises are damaged to the extent of fifty percent (50%) or more of the cost of replacement thereof (i.e., more than fifty percent (50%) of the Floor Area of the Leased Premises immediately before such Casualty is rendered untenantable) and Landlord determines that such damage cannot be repaired within one hundred eighty (180) days from the date of such occurrence; then Landlord may terminate this Lease by notice to Tenant within sixty (60) days after the date of the Casualty. If Landlord so terminates this Lease then the Termination Date shall be the date set forth in the notice to Tenant, which date shall not be less than sixty (60) days nor more than ninety (90) days after the giving of said notice. The “cost of replacement” shall be determined by the company or companies insuring Landlord against the Casualty, or, if there shall be no such determination, by a qualified Person selected by Landlord to determine such “cost of replacement.”

B.    If during the last two (2) Lease Years or in any Partial Lease Year at the end of the Term either (i) the Leased Premises are damaged to the extent of twenty-five percent (25%) or more of the cost of replacement thereof, or (ii) more than fifty percent (50%) of the Floor Area of the Leased Premises immediately before such Casualty is rendered untenantable and Landlord determines that such damage cannot be repaired within one hundred eighty (180) days from the date of such occurrence, Tenant may terminate this Lease by giving Landlord sixty (60) days’ prior notice given within sixty (60) days after the date of the Casualty. If the Casualty shall render the Leased Premises untenantable or wholly inaccessible, in whole or in part, all Rent shall abate proportionately during the period of such untenantability, computed on the basis of the ratio which the amount of Floor Area of the Leased Premises rendered untenantable bears to the total Floor Area of the Leased Premises. Such abatement shall terminate on the earlier of (i) thirty (30) days after the date any such repair and restoration work is substantially completed by Landlord, or (ii) the date Tenant reopens for business in the portion of the Leased Premises previously rendered untenantable; provided, however, that in the event that the entrance to the Leased Premises is damaged to the extent that the remainder of the Leased Premises is not accessible for Tenant’s use, the remainder of the Leased Premises shall accordingly be deemed to be untenantable for the purposes of calculating the Rent abatement. Except to the extent specifically set forth in this Section 11.02, neither the Rent nor any other obligations of Tenant under this Lease shall be affected by any Casualty, and Tenant hereby specifically waives all other rights it might otherwise have under law or by statute, including, without limitation, California Civil Code Sections 1932 and 1933.

Section 11.03.    Landlord’s Duty to Reconstruct.

Subject to Landlord’s ability to obtain the necessary permits and the availability of insurance proceeds, Landlord shall repair the Leased Premises (excluding Tenant’s Property, which shall be Tenant’s obligation to repair, restore or replace) to a substantially similar condition as existed prior to the Casualty; provided, Landlord shall not be required to expend an amount in excess of the insurance proceeds received by Landlord (plus the amount of any deductible) in performing such repairs or reconstruction.

Section 11.04.    Tenant’s Duty to Reconstruct.

Tenant shall promptly commence and diligently pursue to completion the redecorating and refixturing of the Leased Premises, including repairing, restoring or replacing Tenant’s Property, to a substantially similar condition as existed prior to the Casualty. Tenant shall reopen for business in the Leased Premises as soon as practicable after the occurrence of the Casualty.

ARTICLE XII

CONDEMNATION

Section 12.01.    Taking of Leased Premises.

A.    If more than twenty-five percent (25%) of the Floor Area of the Leased Premises shall be appropriated or taken under the power of eminent domain, or conveyance shall be made in anticipation or in lieu thereof (“Taking”), either party may terminate this Lease as of the effective date of the Taking by giving notice to the other party of such election within thirty (30) days prior to the date of such Taking.

B.    If there is a Taking of a portion of the Leased Premises and this Lease is not terminated pursuant to Section 12.01.A, above, then (i) as of the effective date of the Taking, this Lease shall terminate only with respect to the portion of the Leased Premises taken; (ii) after the effective date of the Taking, the Rent shall be reduced by multiplying the same by a fraction, the numerator of which shall be the Floor Area taken and the denominator of which shall be the Floor Area of the Leased Premises immediately prior to the Taking; and (iii) as soon as reasonably possible after the effective date of the Taking, Landlord shall, to the extent feasible, restore the remaining portion of the Leased Premises to a complete unit of a similar condition as existed prior to any work performed by Tenant, provided, however, Landlord shall not be required to expend more on such alteration or restoration work than the condemnation award received and retained by Landlord for the Leased Premises.

Section 12.02.    Taking of Building.

If there is a Taking of any portion of the Building so as to render, in Landlord’s judgment, the remainder unsuitable for use as an office building, Landlord shall have the right to terminate this Lease upon thirty (30) days’ notice to Tenant. Provided Tenant is not then in violation of any provision of this Lease, Tenant shall receive a proportionate refund from Landlord of any Rent Tenant paid in advance.

Section 12.03.    Condemnation Award.

All compensation awarded for a Taking of any part of the Leased Premises (including the Leasehold Improvements) or a Taking of any other part of the Building shall belong to Landlord. Tenant hereby assigns to Landlord all of its right, title and interest in any such award. Tenant shall have the right to collect and pursue any separate award as may be available under local procedure for moving expenses or Tenant’s Property, so long as such award does not reduce the award otherwise belonging to Landlord as aforesaid.

The rights contained in this Article XI and Article XII shall be Tenant’s sole and exclusive remedy in the event of a Casualty or Taking. Tenant waives the provisions of Sections 1265.130 and 1265.150 of the California Code of Civil Procedure and the provisions of any successor or other law of like import.

ARTICLE XIII

PARKING

Section 13.01.    Parking Rights.

Provided that Tenant is occupying the Leased Premises, Tenant shall have the right to use, at no additional cost, the number of monthly parking space contracts set forth in Subsection 1.01.K, above, on an non-exclusive and unreserved basis and on the terms and conditions established by the Building garage operator(s) from time to time. While all parking spaces shall be on a non-exclusive and unreserved basis, the permit holders shall all be required, as a condition of their permit, to park no lower than the second (2nd) level in Parking Garage 3B and any failure to so adhere may result in the violative vehicle(s) being towed at the owner’s expense. Notwithstanding the forgoing, during the Term of the Lease, Landlord shall have the right to change the location of the Parking Spaces from Parking Garage 3B to another location in the Village. Landlord reserves the right, from time to time, to temporarily restrict access to the parking areas to perform maintenance thereof; provided, however, that Landlord agrees that such restriction shall be on a temporary basis and that Tenant shall, in any event, be provided with alternate parking elsewhere in the Village during any such periods of restriction. Notwithstanding the foregoing, in the event that Tenant or its assignee is leasing less than the entire Leased Premises, there shall be a ratable reduction of Parking Spaces available to Tenant.

Section 13.02.    Parking Rules and Conditions.

Use of the Building garage and/or Parking Garage 3B by Tenant, its employees, agents and business invitees is subject to the reasonable rules and regulations of Landlord and/or the Building garage and/or Parking Garage 3B operator as may be reasonably promulgated or amended by Landlord and/or the Building and/or Parking Garage 3B garage operator from time to time. All monthly parking space contracts obtained by Tenant are non-transferable other than to permitted sublessees and assignees hereunder.

ARTICLE XIV

SUBORDINATION AND ATTORNMENT

Section 14.01.    Subordination.

Tenant’s rights under this Lease are subordinate to (i) all present and future ground or underlying leases affecting all or any part of the Building, and (ii) any easement, license, mortgage, deed of trust or other security instrument now or hereafter affecting the Building (those documents referred to in (i) and (ii) above being collectively referred to as a “Mortgage” and the Person or Persons having the benefit of same being collectively referred to as a “Mortgagee”). Tenant’s subordination provided in this Section 14.01 is self-operative and no further instrument of subordination shall be required. Notwithstanding anything to the contrary contained herein, Landlord hereby represents that as of the date of this Lease there is no existing mortgage or deed of trust affecting the Building. Tenant shall not be required to subordinate this Lease to any future mortgage or deed of trust placed against the Building unless the mortgagee shall agree to honor and abide by the terms of the Lease and give Tenant a non-disturbance agreement providing in effect that Tenant’s right to use and occupy the Leased Premises will not be deprived as a result of such foreclosure so long as Tenant shall not be in Default, whereupon Tenant will attorn to the future mortgagee upon foreclosure of the mortgage.

Section 14.02.    Attornment.

If any Person succeeds to all or part of Landlord’s interest in the Leased Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease or otherwise, Tenant shall, without charge, attorn to such successor-in-interest upon request from Landlord.

Section 14.03.    Estoppel Certificate.

Each of Landlord and Tenant, within fourteen (14) days after receiving notice from, and without charge or cost to, the other, shall certify by written instrument to the other or any other Person designated by Landlord or Tenant: (i) that this Lease is in full force and effect and unmodified (or if modified, stating the modification); (ii) the dates, if any, to which each component of the Rent due under this Lease has been paid; (iii) whether Landlord or Tenant has failed to perform any covenant, term or condition under this Lease, and the nature of Landlord’s or Tenant’s failure, if any; and (iv) such other relevant information as Landlord or Tenant may request pertaining to the status of this Lease.

Section 14.04.    Quiet Enjoyment.

Landlord covenants that it has full right, power and authority to enter into this Lease and that Tenant, upon performing all of Tenant’s obligations under this Lease and timely paying all Rent, shall peaceably and quietly have, hold and enjoy the Leased Premises during the Term without hindrance, ejection or molestation by any Person lawfully claiming by, through or under Landlord.

ARTICLE XV

ASSIGNMENT AND SUBLETTING

Section 15.01.    Landlord’s Consent Required.

A.    Tenant and any permitted Transferee, as hereinafter defined, shall not voluntarily or involuntarily, by operation of law or otherwise: (i) transfer, assign, mortgage, encumber, pledge, hypothecate, or assign all or any of its interest in this Lease; (ii) sublet or permit the Leased Premises, or any part thereof, to be used by others, including, but not limited to, concessionaires or licensees; (iii) issue new stock (or partnership shares or membership interests), create additional classes of stock (or partnership shares or membership interests), or sell, assign, hypothecate or otherwise transfer the outstanding voting stock (or partnership shares or membership interests) so as to result in or make possible a change in the present control of Tenant or any permitted Transferee, provided, however, that this subsection (iii) shall not be applicable to Tenant so long as it is a publicly owned corporation whose outstanding voting stock is listed on a national securities exchange (as defined in the Securities Exchange Act of 1934, as amended) or is traded actively in the over-the-counter market; or (iv) sell, assign or otherwise transfer all or substantially all of Tenant’s or any permitted Transferee’s assets; without the prior consent of Landlord, in each instance, which consent Landlord may not unreasonably withhold, which reasonableness is subject to the provisions set forth in Section 15.01.D. All of the foregoing transactions shall be referred to collectively or singularly as a “Transfer”, and the Person to whom Tenant’s interest is transferred shall be referred to as a “Transferee”.

B.    Any Transfer without Landlord’s consent shall not he binding upon Landlord, shall confer no rights upon any third Person, and shall, without notice or grace period of any kind, constitute an immediate Default by Tenant under this Lease. Acceptance by Landlord of Rent following any Transfer shall not be deemed to be a consent by Landlord to any such Transfer, acceptance of the Transferee as a tenant, release of Tenant from the performance of any covenants herein, or waiver by Landlord of any remedy of Landlord under this Lease, although amounts received shall be credited by Landlord against Tenant’s Rent obligations. Consent by Landlord to any one Transfer shall not be a waiver of the requirement for consent to any other Transfer. No reference in this Lease to assignees, concessionaires, subtenants or licensees shall be deemed to be a consent by Landlord to occupancy of the Leased Premises by any such assignee, concessionaire, subtenant or licensee.

C.    Landlord’s consent to any Transfer shall not operate as a waiver of, or release of Tenant from, Tenant’s covenants and obligations hereunder; nor shall the collection or acceptance of Rent or other performance from any Transferee have such effect. Rather, Tenant shall remain fully and primarily liable and obligated under this Lease for the entire Term in the event of any Transfer, and in the event of a Default by the Transferee, Landlord shall be free to pursue Tenant, the Transferee, or both, without prior notice or demand to either.

D.    Landlord reserves the right to withhold its consent to a Transfer if any of the following conditions are applicable and it shall be deemed reasonable for Landlord to deny such consent if any of the following conditions are applicable:

(i)    Tenant is in violation of any provision of this Lease;

(ii)    The net worth (excluding goodwill) of the Transferee immediately prior to the Transfer is insufficient to fulfill the terms of the Lease (or, in the case of a sublease, those obligations being assumed), as reasonably determined by Landlord, based on financial information provided by Tenant;

(iii)    The inability of Transferee to continue to operate the business conducted in the Leased Premises for general office purposes; or

(iv)    Transferee is an existing tenant in the or the Commercial Portion and Landlord reasonably believes that it will be able to accommodate the space needs of such existing tenant.

E.    Notwithstanding the foregoing, the following conditions shall apply to any proposed Transfer:

(i)    Each and every covenant, condition, or obligation imposed upon Tenant by this Lease and each and every right, remedy, or benefit afforded Landlord by this Lease shall not be impaired or diminished as a result of such Transfer;

(ii)    Tenant shall assign to Landlord 50% of any and all consideration paid directly or indirectly for the assignment by Tenant to the Transferee of Tenant’s leasehold interest or 50% of any and all subrentals payable by subtenants which are in excess of the Minimum Rent provided herein (computed on a square footage basis) after first deducting the reasonable expenses incurred by Tenant for (1) any alterations and improvements to the Leased Premises paid for by Tenant in connection with such Transfer, (2) any other out-of-pocket monetary concessions provided by Tenant to the assignee or subtenant, and (3) any brokerage commissions and attorneys fees paid for by Tenant in connection with such Transfer;

(iii)    Tenant to which the Leased Premises were initially leased shall continue to remain liable under this Lease for the performances of all terms, including, but not limited to, payment of Rent due under this Lease;

(iv)    Transferee must expressly assume in a written instrument delivered and reasonably acceptable by Landlord all the obligations of Tenant under the Lease (or, in the case of a sublease, those obligations being assumed).

(v)    Landlord shall furnish the appropriate documentation in connection with any such Transfer and be entitled to a reasonable administrative fee therefor, as set forth in Section 17.03.

(vi)    Prior to the effective date of such proposed Transfer, Landlord shall receive the following information in connection with such Transfer: the name of the proposed Transferee, a copy of the financial statement of the proposed Transferee and any guarantor, information regarding the proposed Transferee’s business history and experience and the proposed Transferee’s business plan and projections for the Leased Premises.

Landlord shall approve or disapprove of such proposed Transfer within fifteen (15) business days following receipt of Tenant’s written notice of its intent to Transfer the Lease together with the required information set forth above.

F.    If the proposed term with respect to the space proposed to be subleased (the “Proposed Sublet Space”) is to extend (including any renewal or extension options) beyond the first (1st) day of the eighteenth (18th) calendar month before the then scheduled expiration of the Term, or if the Proposed Sublet Space is (or, when aggregated with other space then being sublet by Tenant, will be) more than fifty percent (50%) of the Leased Premises and the term of the proposed sublease is for seventy-five percent (75%) or more of the then-remaining Term, then Landlord shall have the right in its sole and absolute discretion to terminate this Lease with respect to the Proposed Sublet Space by sending Tenant written notice of such termination within fifteen (15) business days after Landlord’s receipt of Tenant’s request Notice. If the Proposed Sublet Space does not constitute the entire Leased Premises and Landlord exercises its option to terminate this Lease with respect to the Proposed Sublet Space, then (a) Tenant shall tender the Proposed Sublet Space to Landlord on the Proposed Sublease commencement date and such space shall thereafter be deleted from the Leased Premises, and (b) as to that portion of the Premises which is not part of the Proposed Sublet Space, this Lease shall remain in full force and effect except that Minimum Rent and Additional Rent shall be reduced pro rata. Fifty percent (50%) of the cost of any construction required to permit the operation of the Proposed Sublet Space separate from the balance of the Leased Premises shall be paid by Tenant to Landlord as additional rent hereunder. If the Proposed Sublet Space constitutes the entire Leased Premises and Landlord elects to terminate this Lease, then Tenant shall tender the Proposed Sublet Space to Landlord, and this Lease shall terminate, on the Proposed Sublease commencement date.

G.    Notwithstanding anything contained herein to the contrary, Tenant may upon at least fifteen (15) days prior written notice to Landlord (the “Affiliate Notice”) (it being agreed that, in the event that Tenant is forbidden by law or the terms of a binding nondisclosure agreement from providing such notice, Tenant shall provide such notice immediately upon the consummation of the transaction protected by the non-disclosure agreement or Legal Requirement (as applicable)), but without Landlord’s prior written consent and without paying over to Landlord the fees or sums otherwise due pursuant to Subsections 15.01(E)(ii) and (v) and without any right to recapture or reclaim all or a portion of the Leased Premises as set forth in Subsection 15.01(F), assign this Lease to a Qualified Tenant Affiliate (hereinafter defined), provided that no Default exists hereunder and no event exists which event with notice and/or the passage of time would constitute a default hereunder if not cured within the applicable cure period. A “Qualified Tenant Affiliate” shall mean a corporation or other entity which (i) shall control, be controlled by or be under common control with Tenant, which acquires a controlling interest in Tenant by a transfer of stock, equity or ownership whether by transfer or issuance of new stock, or which results from a merger or consolidation with Tenant or succeeds to all the business and assets of Tenant, (ii) is of a type and quality consistent with the first-class nature of the Building, and (iii) in the case of a merger or consolidation, has a net worth immediately after such merger or consolidation at least equal to the net worth of Tenant immediately prior to such merger or consolidation. For purposes of the immediately preceding sentence, “control” shall be deemed to be ownership of more than fifty-one percent (51%) of the legal and equitable interest of the controlled corporation or other business entity. In the event of any assignment to a Qualified Tenant Affiliate, Tenant shall remain fully liable to perform the obligations of the Tenant under this Lease, such obligations to be joint and several with the obligations of the Qualified Tenant Affiliate as tenant under this Lease, and Tenant shall execute such guaranty or other agreement as Landlord shall request to confirm such liability. Notwithstanding any provision contained in this Lease to the contrary, Landlord’s prior written consent shall be required to (a) any merger, consolidation or asset acquisition involving Tenant or the assets or ownership interest of Tenant if in connection therewith, any of the assets of Tenant are transferred, granted or pledged as security for the purchase price (or other consideration) for such merger, consolidation or asset acquisition (provided, however, that if the tangible net worth (i.e., excluding goodwill) of Tenant immediately following such transaction would be equal to or greater than Five Million and 00/100 Dollars ($5,000,000.00), this Subsection 15.01(G)(a) shall be inapplicable), and (b) any sale, conveyance or transfer of all or substantially all of Tenant’s assets to an entity that does not assume all of the obligations of Tenant under this Lease. Any permitted Transfer by Tenant pursuant to this 15.01(G) or otherwise shall be only for valid independent business purposes and any Transfer, however structured, designed primarily for avoidance of the rights of Landlord hereunder shall not be permitted. In no event shall Tenant be permitted to use a series of one or more permitted Transfers solely for the purpose of “spinning-off’ this Lease to an independent third party that would not otherwise be a permitted Transferee. As an example of the foregoing, Tenant shall not assign this Lease to an affiliate whose assets consist solely of this Lease and the rights granted herein, and thereafter sell the stock of such affiliate to an independent third party in a merger, with the intended result being to defeat the purpose of this Lease to an independent third party by means of what would otherwise be two (2) separate permitted transfers.

ARTICLE XVI

DEFAULT AND REMEDIES

Section 16.01.    Default.

Each of the following events shall constitute a default (“Default”) by Tenant under this Lease: (i) Tenant’s failure to pay, or make available as required by this Lease, any Rent by the date such Rent is due; (ii) if Tenant breaches or fails to observe or perform any term, condition or covenant of this Lease, other than those involving the payment of Rent, and such breach or failure is not cured within thirty (30) days after Tenant’s receipt of notice thereof, unless such condition cannot reasonably be cured within such thirty (30) days, in which case Tenant must commence such cure within said thirty (30) days and diligently pursue said cure to its completion (provided, however, if such breach or failure creates a hazard, public nuisance or dangerous situation, said thirty (30) day grace period shall be reduced to forty-eight (48) hours after Tenant’s receipt of notice); or (iii) if Tenant fails to carry and maintain the insurance required by this Lease. Any notice given pursuant to this Section shall be in lieu of, and not in addition to, any notice required under Section 1161, et seq., of the California Code of Civil Procedure.

Notwithstanding anything to the contrary contained herein, if the Default can be cured by the payment of money, Tenant shall, except as hereinafter provided, have five (5) business days after notice from Landlord to cure the Default. Notwithstanding the preceding sentence, if Landlord shall give notice of two (2) such monetary Defaults within any twelve (12) month period, then thereafter, Tenant shall be in Default under this Lease if it fails to pay any Rent within ten (10) days after the same shall be due and payable, without the necessity of notice.

Section 16.02.    Remedies and Damages.

A.    If a Default described in Section 16.01, above, occurs, Landlord shall have all the rights and remedies provided in this Section 16.02, in addition to all other rights and remedies available under this Lease or provided at law or in equity.

B.    Landlord may, upon notice to Tenant, terminate this Lease, or terminate Tenant’s right to possession without terminating this Lease (as Landlord may elect). If this Lease or Tenant’s right to possession under this Lease are at any time terminated under this Section 16.02 or otherwise, Tenant shall immediately surrender and deliver the Leased Premises peaceably to Landlord. If Tenant fails to do so, Landlord shall be entitled to re-enter, without process and without notice (any notice to quit or of re-entry being hereby expressly waived), using such force as may be necessary, and, alternatively, Landlord shall have the benefit of all provisions of law respecting the speedy recovery of possession of the Leased Premises (whether by summary proceedings or otherwise).

C.    Landlord may also perform, on behalf and at the expense of Tenant, any obligation of Tenant under this Lease which Tenant fails to perform, the cost of which (together with an administrative fee equal to ten percent (10%) of such cost to cover Landlord’s overhead in connection therewith) shall be paid by Tenant to Landlord within five (5) days of demand therefor. In performing any obligations of Tenant, Landlord shall incur no liability for any loss or damage that may accrue to Tenant, the Leased Premises or Tenant’s Property by reason thereof, except if caused by Landlord’s willful and malicious act. The performance by Landlord of any such obligation shall not constitute a release or waiver of any of Tenant’s obligations under this Lease.

D.    Upon termination of this Lease or of Tenant’s right to possession under this Lease, Landlord may at any time and from time to time relet all or any part of the Leased Premises for the account of Tenant or otherwise, at such rentals and upon such terms and conditions as Landlord shall deem appropriate. Landlord shall receive and collect the rents therefor, applying the same first to the payment of such expenses as Landlord may incur in recovering possession of the Leased Premises, including legal expenses and attorneys’ fees, in placing the Leased Premises in good order and condition and in preparing or altering the same for re-rental; second, to the payment of such expenses, commissions and charges as may be incurred by or on behalf of Landlord in connection with the reletting of the Leased Premises; and third, to the fulfillment of the covenants of Tenant under this Lease, including the various covenants to pay Rent. Any such reletting may be for such term(s) as Landlord elects. Thereafter, Tenant shall pay Landlord until the end of the Term of this Lease the equivalent of the amount of all the Rent and all other sums required to be paid by Tenant, less the net avails of such reletting, if any, on the dates such Rent and other sums above specified are due. Any reletting by Landlord shall not be construed as an election by Landlord to terminate this Lease unless notice of such intention is given by Landlord to Tenant. Notwithstanding any reletting without termination of this Lease, Landlord may at any time thereafter elect to terminate this Lease. In any event, Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished by reason of, any failure by Landlord to relet the Leased Premises or any failure by Landlord to collect any sums due upon such reletting.

E.    In addition to all other remedies provided in this Lease and at law, if there occurs a Default by Tenant, in addition to any other remedies available to Landlord at law or in equity, Landlord may terminate this Lease and all rights of Tenant hereunder by written notice to Tenant, in which event Tenant shall immediately surrender the Leased Premises to Landlord. In the event that Landlord shall elect to so terminate this Lease, then Landlord may recover from Tenant:

(i)    The worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

(ii)    The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (iii)The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii)    Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of events would likely result therefrom, specifically including, but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Leased Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

(iv)    At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

As used in subparagraphs (i) and (ii) above, the “worth at the time of award” is computed by allowing interest at the Interest rate. As used in subparagraph (iii) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). Further, Tenant shall be liable for all leasing commissions paid or owing by Landlord arising from this Lease and any extension thereof.

Efforts by Landlord to mitigate damages caused by Tenant’s Default or breach of this Lease shall not waive Landlord’s right to recover damages under this Section. If termination of this Lease is obtained through an unlawful detainer action, Landlord shall have the right to recover in such proceeding the unpaid rent and damages as are recoverable thereon, or Landlord may reserve the right to recover all or any part thereof in a separate suit for such rent and/or damages. If a notice and grace period required under this Lease was not previously given, a notice to pay rent or quit, or to perform or quit, as the case may be, given to Tenant under any statute authorizing the forfeiture of leases for unlawful detainer shall also constitute the applicable notice for grace period purposes required by this Lease. In such event, the applicable grace period under the unlawful detainer statute shall run concurrently after the one such statutory notice, and the failure of Tenant to cure the Default within the longer of two such grace periods shall constitute both an unlawful detainer and a breach of this Lease entitling Landlord to the remedies provided for in this Lease and/or by statute.

F.    At Landlord’s option and in addition to all other remedies provided in this Lease and at law, if there occurs a Default, Landlord may elect to continue this Lease and Tenant’s right to possession in effect under California Civil Code Section 1951.4 after Tenant’s breach or Default and recover the rent as it becomes due. Landlord and Tenant agree that the limitations on assignment and subletting set forth in Article XV in this Lease are reasonable. Acts of maintenance or preservation, efforts to relet the Leased Premises or the appointment of a receiver to protect Landlord’s interest under this Lease, shall not constitute a termination of Tenant’s right to possession.

Section 16.03.    Remedies Cumulative.

No reference to any specific right or remedy in this Lease shall preclude Landlord from exercising any other right, from having any other remedy, or from maintaining any action to which it may otherwise be entitled under this Lease, at law or in equity.

Section 16.04.    Waiver.

A.    Neither party shall be deemed to have waived any provision of this Lease, or the breach of any such provision, unless specifically waived by such party in a writing executed by an authorized officer. No waiver of a breach shall be deemed to be a waiver of any subsequent breach of the same provision, or of the provision itself, or of any other provision.

B.    Tenant hereby expressly waives any and all rights of redemption and any and all rights to relief from forfeiture which would otherwise be granted or available to Tenant under any present or future statutes, rules or case law.

C.    IN ANY LITIGATION (WHETHER OR NOT ARISING OUT OF OR RELATING TO THE LEASE) IN WHICH LANDLORD AND TENANT SHALL BE ADVERSE PARTIES, BOTH LANDLORD AND TENANT KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY.

D.    Notwithstanding anything to the contrary contained in this Lease, Tenant waives the right to make repairs at Landlord’s expense under Sections 1941 and 1942 of the California Civil Code and all other laws now or hereafter in effect. Furthermore, Tenant hereby waives the provisions of California Civil Code Sections 1932(2) and 1933(4) and the provisions of any successor or other law of like import.

ARTICLE XVII

MISCELLANEOUS PROVISIONS

Section 17.01.    Notices.

A.    Whenever any demand, request, approval, consent or notice (singularly and collectively, “Notice”) shall or may be given by one party to the other, such Notice shall be in writing and addressed to the parties at their respective addresses as set forth in Section 1.01.I, above, and served by (i) hand, (ii) a nationally recognized overnight express courier, or (iii) registered or certified mail return receipt requested. The date the Notice is received shall be the date of service of Notice. If an addressee refuses to accept delivery, however, then Notice shall be deemed to have been served on either (i) the date hand delivery is refused, (ii) the next business day after the Notice was sent in the case of attempted delivery by overnight courier, or (iii) five (5) business days after mailing the Notice in the case of registered or certified mail. Either party may, at any time, change its Notice address by giving the other party Notice, in accordance with the above, stating the change and setting forth the new address.

B.    If any Mortgagee shall notify Tenant that it is the holder of a Mortgage affecting the Leased Premises, no Notice thereafter sent by Tenant to Landlord shall be effective unless and until a copy of the same shall also be sent to such Mortgagee, in the manner prescribed in this Section 17.01, to the address as such Mortgagee shall designate.

Section 17.02.    Recording.

Neither this Lease nor a memorandum thereof shall be recorded without the prior written consent of Landlord.

Section 17.03.    Interest and Administrative Costs.

A.    If (i) Tenant fails to make any payment under this Lease when due, or (ii) Landlord incurs any costs or expenses in performing any obligation of Tenant or as a result of Tenant’s Default under this Lease, then Tenant shall pay, upon demand, such costs and/or expenses plus Interest from the date such payment was due or from the date Landlord incurs such costs or expenses relating to the performance of any such obligation or Tenant’s Default.

B.    If Tenant requests that Landlord review and/or execute any documents in connection with this Lease, including Assignment and Transfer documents, and Landlord Waivers of Lien, Tenant shall pay to Landlord, upon demand, as an administrative fee for the review and/or execution thereof an amount equal to One Thousand Five Dollars ($1,500.00), but the fee for the first such request shall be Five Hundred Dollars ($500.00).

Section 17.04.    Legal Expenses.

If Landlord or Tenant institutes any suit against the other in connection with the enforcement of their respective rights under this Lease, the violation of any term of this Lease, the declaration of their rights hereunder, or the protection of Landlord’s or Tenant’s interests under this Lease, the non-prevailing party shall reimburse the prevailing party for its reasonable expenses incurred as a result thereof including court costs and attorneys’ fees within five (5) days of demand therefor. Notwithstanding the foregoing, if Landlord files any legal action for collection of Rent or any eviction proceedings, whether summary or otherwise, for the nonpayment of Rent, and Tenant pays such Rent prior to the rendering of any judgment, the Landlord shall be entitled to collect, and Tenant shall pay, all court filing fees and the reasonable fees of Landlord’s attorneys.

Section 17.05.    Successors and Assigns.

This Lease and the covenants and conditions herein contained shall inure to the benefit of and be binding upon Landlord and Tenant, and their respective permitted successors and assigns. Upon any sale or other transfer by Landlord of its interest in the Leased Premises, Landlord shall be relieved of any obligations under this Lease occurring subsequent to such sale or other transfer.

Section 17.06.    Limitation on Right of Recovery Against Landlord.

No shareholder, member, trustee, partner, director, officer, employee, representative or agent of Landlord shall be personally liable in respect of any covenant, condition or provision of this Lease. If Landlord breaches or defaults in any of its obligations in this Lease, Tenant shall look solely to the equity of the Landlord in the Building (and any rents, profits and proceeds therefrom) for satisfaction of Tenant’s remedies.

Section 17.07.    Security Deposit.

Tenant shall deposit with Landlord in advance upon Tenant’s execution of this Lease, for Landlord’s general account, the Security Deposit set forth in Section 1.01.G hereof as security for the performance of each and every term, covenant, agreement and condition of this Lease to be performed by Tenant. In the event of a Default, Landlord may use, apply on Tenant’s behalf or retain (without liability for interest) during the Term all or any part of the Security Deposit to the extent required for the payment of any Rent which may be owed hereunder, or for any sum which Landlord may expend to cure any Default of Tenant. After each application from the Security Deposit, Tenant shall, within five (5) business days of Notice from Landlord, restore said deposit to the amount set forth in Section 1.01.G hereof. The use, application or retention of the Security Deposit by Landlord shall not be deemed a limitation on Landlord’s recovery in any case, or a waiver by Landlord of any Default, nor shall it prevent Landlord from exercising any other right or remedy for a Default by Tenant. If Tenant has complied with all the terms, covenants, agreements, and conditions of this Lease, the Security Deposit (less any amount applied as herein provided) shall be returned to Tenant without interest within thirty (30) days after the Termination Date and after surrender of possession of the Leased Premises to Landlord in accordance with the terms of this Lease.

Section 17.08.    Entire Agreement; No Representations; Modification.

This Lease is intended by the parties to be a final expression of their agreement and as a complete and exclusive statement of the terms thereof. All prior negotiations, considerations and representations between the parties (oral or written) are incorporated herein. No course of prior dealings between the parties or their officers, employees, agents or affiliates shall be relevant or admissible to supplement, explain or vary any of the terms of this Lease. No representations, understandings, agreements, warranties or promises with respect to the Leased Premises or the Building, or with respect to past, present or future tenancies, rents, expenses, operations, or any other matter, have been made or relied upon in the making of this Lease, other than those specifically set forth herein. This Lease may only be modified, or a term thereof waived, by a writing signed by an authorized officer of Landlord and Tenant expressly setting forth said modification or waiver.

Section 17.09.    Severability.

If any term or provision of this Lease, or the application thereof to any Person or circumstance, shall be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to Persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

Section 17.10.    Joint and Several Liability.

If two or more Persons shall sign this Lease as Tenant, the liability of each such Person to pay the Rent and perform all other obligations hereunder shall be deemed to be joint and several, and all Notices, payments and agreements given or made by, with or to any one of such Persons shall be deemed to have been given or made by, with or to all of them. In like manner, if Tenant shall be a partnership or other legal entity, the partners or members of which are, by virtue of any applicable law, rule, or regulation, subject to personal liability, the liability of each such partner or member under this Lease shall be joint and several and each such partner or member shall be fully obligated hereunder and bound hereby as if each such partner or member had personally signed this Lease.

Section 17.11.    Broker’s Commission.

Except for (i) Mike Grado of CB Richard Ellis, as broker for and on behalf of Landlord (“Landlord’s Broker”), whom Landlord agrees to pay a commission under the terms of a separate agreement and (ii) John Brady of CRESA, as broker for and on behalf of Tenant (“Tenant’s Broker”), to whom Landlord’s Broker shall pay a commission under the terms of a separate agreement, Landlord and Tenant each warrants and represents to the other that no broker, finder or agent has acted for or on its behalf in connection with the negotiation, execution or procurement of this Lease. Landlord and Tenant each agrees to indemnify and hold the other harmless from and against all liabilities, obligations and damages arising, directly or indirectly, out of or in connection with a claim from a broker, finder or agent with respect to this Lease or the negotiation thereof, including costs and attorneys’ fees incurred in the defense of any claim made by a broker alleging to have performed services on behalf of the indemnifying party.

Section 17.12.    Irrevocable Offer; No Option.

The submission of this Lease by Landlord to Tenant for examination shall not constitute an offer to lease or a reservation of or option for the Leased Premises. Tenant’s execution of this Lease shall be deemed an offer by Tenant, but this Lease shall become effective only upon execution thereof by both parties and delivery thereof to Tenant.

Section 17.13.    Inability to Perform.

Except for the payment of monetary obligations and Tenant’s obligations under Exhibit B, if Landlord or Tenant is delayed or prevented from performing any of its obligations under this Lease by reason of strike, labor troubles, or any similar cause whatsoever beyond their control, the period of such delay or such prevention shall be deemed added to the time herein provided for the performance of any such obligation by Landlord or Tenant.

Section 17.14.    Survival.

Occurrence of the Termination Date shall not relieve Tenant from its obligations accruing prior to the expiration of the Term. All such obligations shall survive termination of this Lease.

Section 17.15.    Corporate Tenants.

If Tenant is not an individual, the individual(s) executing this Lease on behalf of Tenant hereby covenant(s) and warrant(s) that: (i) Tenant is duly formed, qualified to do business and in good standing in the state in which the Building is located; and (ii) such Person(s) are duly authorized by such Person to execute and deliver this Lease on behalf of Tenant. Tenant shall remain qualified to do business and in good standing in said state throughout the Term.

Section 17.16.    Construction of Certain Terms.

The term “including” shall mean in all cases “including, without limitation.” Wherever Tenant is required to perform any act hereunder, such party shall do so at its sole cost and expense, unless expressly provided otherwise. All payments to Landlord, other than Minimum Rent, whether as reimbursement or otherwise, shall be deemed to be Additional Rent, regardless of whether denominated as “Additional Rent.”

Section 17.17.    Showing of Leased Premises.

Landlord may enter upon the Leased Premises for purposes of showing the Leased Premises to Mortgagees or prospective Mortgagees at any time during the Term and to prospective tenants during the last six (6) months of the Term.

Section 17.18.    Relationship of Parties.

This Lease shall not create any relationship between the parties other than that of Landlord and Tenant.

Section 17.19.    Rule Against Perpetuities.

Notwithstanding any provision in this Lease to the contrary, if the Term has not commenced within twenty-one (21) years after the date of this Lease, this Lease shall automatically terminate on the twenty-first (21st) anniversary of the date of this Lease. The sole purpose of this provision is to avoid any possible interpretation of this Lease as violating the Rule Against Perpetuities, or any other rule of law or equity concerning restraints on alienation.

Section 17.20.    Choice of Law.

This Lease shall be construed, and all disputes, claims, and questions arising hereunder shall be determined, in accordance with the laws of the state within which the Building is located. (For purposes of this provision, the District of Columbia shall be deemed to be a state.)

Section 17.21.    Choice of Forum.

Any action involving a dispute relating in any manner to this Lease, the relationship of Landlord/Tenant, the use or occupancy of the Leased Premises, and/or any claim of injury or damage shall be filed and adjudicated solely in the state or federal courts of the jurisdiction in which the Leased Premises are located.

Section 17.22.    Intentionally Deleted.

Section 17.23.    Hazardous Substances.

No Hazardous Substances (as hereafter defined) shall be used, generated, stored, treated, released, disposed or otherwise managed by or on behalf of Tenant or any invitee at the Leased Premises or the Building with the exception of minor amounts of Hazardous Substances customarily and lawfully used in conjunction with the Permitted Use. Tenant shall immediately notify Landlord upon discovery of any Hazardous Substance release affecting the Leased Premises and, at its sole expense and at Landlord’s option, remediate to Landlord’s satisfaction or reimburse Landlord’s costs of investigation or remediation of any release of Hazardous Substances arising from any act or omission of Tenant, its employees, agents, contractors or invitees within five (5) days of demand therefor. Tenant shall cooperate with Landlord and provide access to the Leased Premises from time to time for inspections and assessments of environmental conditions and shall remove all Hazardous Substances from the Leased Premises introduced by or on behalf of Tenant upon expiration or termination of the Lease. Tenant agrees to indemnify, defend and hold Landlord and Landlord’s Indemnitees harmless from and against all liabilities, obligations, damages, judgments, penalties, claims, costs, charges and expenses, including reasonable architects’ and attorneys’ fees, which may be imposed upon, incurred by or asserted against Landlord or Landlord’s Indemnitees by a third party and arising, directly or indirectly, out of or in connection with the presence of Hazardous Substances at or affecting the Building due to any act of Tenant, its agents, servants, employees or contractors. As used herein, “Hazardous Substances” shall mean (i) hazardous or toxic substances, wastes, materials, pollutants and contaminants which are included in or regulated by any federal, state or local law, regulation, rule or ordinance, including CERCLA, Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, and the Toxic Substances Control Act, as any of the foregoing may be amended from time to time, (ii) petroleum products, (iii) halogenated and non-halogenated solvents, and (iv) all other regulated chemicals, materials and solutions which, alone or in combination with other substances, are potentially harmful to the environment, public health or safety or natural resources.

Notwithstanding anything to the contrary, Tenant shall not be responsible for any costs, abatement or remediation of any Hazardous Substances which may exist in the Leased Premises prior to the Lease Commencement Date unless brought onto the Leased Premises by or on behalf of Tenant, including during its occupancy under the Sublease.

Section 17.24.    OFAC Certification.

Tenant certifies that: (i) it is not acting, directly or indirectly, for or on behalf of any person, group entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule or regulation that is enforced or administered by the Office of Foreign Assets Control; and (ii) it is not engaging in, instigating or facilitating this transaction, directly or indirectly, on behalf of any such person, group, entity, or nation.

Tenant hereby agrees to defend, indemnify, and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities, and expenses (including attorneys’ fees and costs) arising from or related to any breach of the foregoing certification.

Section 17.25.    Time is of the Essence.

Time is of the essence with respect to each and every obligation arising under this Lease.

Section 17.26.    Counterparts.

This Lease may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument. Moreover, signatures received by facsimile or portable document format shall be deemed effective for the purposes of this Lease.

IN WITNESS WHEREOF, the parties hereto intending to be legally bound hereby have executed this Lease under their respective hands and seals as of the day and year first above written.

WITNESS:	LANDLORD: FRIT SAN JOSE TOWN AND COUNTRY VILLAGE, LLC, a California limited liability company, by its managing member, STREET RETAIL, INC., a Maryland corporation

/s/ Yolanda [Illegible]	By:	/s/ Deborah A. Colson
	Name:	Deborah A. Colson
	Title:	Vice President-Legal Operations

TENANT: SI-BONE, INC., a Delaware corporation

	By:	/s/ Dan Murray
	Name:	Dan Murray
	Title:	Chief Operating Officer

EXHIBIT A

SITE PLAN

Exhibit A

EXHIBIT A-1

TENANT’S SIGN

Exhibit A-1

EXHIBIT B

INTENTIONALLY DELETED

Exhibit B Page 1

EXHIBIT C

RULES AND REGULATIONS

Tenant expressly covenants and agrees, at all times during the Term, and at such other times as Tenant occupies the Leased Premises or any part thereof, to comply, at its own cost and expense, with the following:

1.    Tenant shall not obstruct or permit its agents, clerks or servants to obstruct, in any way, the sidewalks, entry passages, corridors, halls, stairways or elevators of the Building, or use the same in any other way than as a means of passage to and from the offices of Tenant; bring in, store, test or use any materials in the Building which could cause a fire or an explosion or produce any fumes or vapor; make or permit any disruptive noises in the Building; smoke in the elevators; throw substances of any kind out of the windows or doors, or in the halls and passageways of the Building; sit on or place anything upon the window sills; or clean the exterior of the windows.

2.    Waterclosets and urinals shall not be used for any purpose other than those for which they are constructed; and no sweepings, rubbish, ashes, newspaper or any other substances of any kind shall be thrown into them. Waste and excessive or unusual use of electricity or water is prohibited.

3.    Tenant shall not (i) obstruct the windows, partitions and lights that reflect or admit light into the halls or other places in the Building, or (ii) inscribe, paint, affix, or otherwise display signs, advertisements or notices in, on, upon or behind any windows or on any door, partition or other part of the interior or exterior of the Building, without the prior written consent of Landlord. If such consent be given by Landlord, any such sign, advertisement, or notice shall be inscribed, painted or affixed by Tenant, or a company approved by Tenant, and the cost of the same shall be charged to and paid by Tenant, and Tenant agrees to pay the same promptly, on demand.

4.    No contract of any kind with any supplier of towels, water, ice, toilet articles, waxing, rug shampooing, venetian blind washing, furniture polishing, lamp servicing, cleaning of electrical fixtures, removal of waste paper, rubbish or garbage, or other like services shall be entered into by Tenant, nor shall any vending machine of any kind be installed in the Building, without the prior written consent of Landlord.

5.    When electric wiring of any kind is introduced, it must be connected as directed by Landlord, and no stringing of any kind or cutting of wires will be allowed, except with the prior written consent of Landlord. The number and location of telephones, telegraph instruments, electric appliances, call boxes, etc., shall be subject to Landlord’s approval. No tenants shall be in direct contact with the floor of the Leased Premises; and if linoleum or other similar floor covering is desired to be used, an interlining of builder’s deadening felt shall be first affixed to the floor by a paste or other material, the use of cement or similar adhesive material being expressly prohibited.

6.    No additional lock or locks shall be placed by Tenant on any door in the Building without prior written consent of Landlord. Two (2) keys will be furnished Tenant by Landlord; two (2) additional keys will be supplied to Tenant by Landlord, upon request, without charge; any additional keys requested by Tenant shall be paid for by Tenant. Tenant, its agents and

Exhibit C Page 1

EXHIBIT C

RULES AND REGULATIONS

employees, shall not have any duplicate key made and shall not change any locks. All keys to doors and washrooms shall be returned to Landlord at the termination of the tenancy, and in the event of loss of any keys furnished, Tenant shall pay Landlord the cost of replacing the lock or locks to which such keys were fitted and the keys so lost.

7.    Tenant shall not employ any person or persons other than Landlord’s janitors for the purpose of cleaning the Leased Premises, without prior written consent of Landlord. Landlord shall not be responsible to Tenant for any loss of property from the Leased Premises however occurring, or for any damage done to the effects of Tenant by such janitors or any of its employees, or by any other person or any other cause.

8.    No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Leased Premises.

9.    Tenant shall not conduct, or permit any other person to conduct, any auction upon the Leased Premises; manufacture or store goods, wares or merchandise upon the Leased Premises, without the prior written approval of Landlord, except the storage of usual supplies and inventory to be used by Tenant in the conduct of its business; permit the Leased Premises to be used for gambling; make any disruptive noises in the Building; permit to be played any musical instruments, recorded or wired music in such a loud manner as to disturb or annoy other tenants; or permit any unusual odors to be produced upon the Leased Premises.

10.    No awnings or other projections shall be attached to the outside walls of the Building. No curtains, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Leased Premises, without the prior written consent of Landlord. Such curtains, blinds and shades must be of a quality, type, design, and color, and attached in a manner, approved by Landlord.

11.    Canvassing, soliciting and peddling in the Building are prohibited, and Tenant shall cooperate to prevent the same. Retail sales will be limited to the ground level and lower level retail store areas.

12.    There shall not be used in the Leased Premises or in the Building, either by Tenant or by others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

13.    Tenant, before closing and leaving the Leased Premises, shall ensure that all entrance doors are locked.

14.    Landlord shall have the right to prohibit any advertising by Tenant which in Landlord’s opinion tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

Exhibit C Page 2

EXHIBIT C

RULES AND REGULATIONS

15.    Landlord hereby reserves to itself any and all rights not granted to Tenant hereunder, including, but not limited to, the following rights which are reserved to Landlord for its purpose in operating the Building:

(i)    the exclusive right to the use of the name of the Building for all purposes, except that Tenant may use the name as its business address and for no other purpose;

(ii)    the right to change the name or address of the Building, without incurring any liability to Tenant for so doing;

(iii)    the right to install and maintain a sign or signs on the exterior of the Building (except that Tenant shall retain the signage right set forth in the second (2nd) paragraph of Section 4.04 hereinabove);

(iv)    the exclusive right to use or dispose of the use of the roof of the Building;

(v)    the right to limit the space on the directory of the Building to be allotted to Tenant; and

(vi)    the right to grant to anyone the right to conduct any particular business or undertaking in the Building.

16.    Tenant and Tenant’s employees shall park their automobiles only in such number of spaces as Landlord may fix, taking into consideration the need for customer parking and other factors. The spaces assigned to Tenant and Tenant’s employees shall be limited to any parking area designated by Landlord for use of office tenants, and the right to use spaces so assigned to Tenant and its employees shall be subject to such regulations as Landlord may reasonably promulgate from time to time to prevent parking by unauthorized parties or parking in prohibited areas.

17.    All safes shall stand on a base of such size as shall be designated by the Landlord.

The Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. No machinery of any kind or articles of unusual weight or size will be allowed in the Building without the prior written consent of Landlord. Business machines and mechanical equipment, if so consented to by Landlord, shall be placed and maintained by Tenant, at Tenant’s expense, in settings sufficient to absorb and prevent all vibration, noise and annoyance.

18.    The Leased Premises shall not be used for lodging or sleeping purposes, and cooking therein is prohibited.

19.    After 6:00 p.m. until 8:00 a.m. on weekdays, after 1:00 p.m. on Saturdays, and at all hours on Sundays and legal holidays, all persons entering or leaving the Building may be required to identify themselves to establish their rights to enter or leave the Building. Landlord or

Exhibit C Page 3

EXHIBIT C

RULES AND REGULATIONS

its agents may exclude from the Building during such periods all persons who do not present satisfactory identification. Each tenant shall be responsible for all persons for whom it requests admission and shall be liable to Landlord for all acts of such persons.

20.    In addition to all other liabilities for breach of any provision of these Rules and Regulations, Tenant shall pay to Landlord all damages caused by such breach. The violation of any such provision may be restrained by injunction.

Exhibit C Page 4

EXHIBIT D

TENANT CONTRACTOR RULES AND REGULATIONS

1.    All demolition and/or construction work generating sufficient noise to disturb Building occupants (e.g., core drilling and ramset shots) must be accomplished before or after normal operating hours. Determination of sufficient noise levels to cause a disturbance shall be made at the Landlord’s sole discretion.

2.    Loading dock use for the delivery of materials and/or equipment or for the removal of trash shall be before or after the normal hours of operation for the Building. For isolated special cases, arrangements may be made with the property manager of the Building (“Property Manager) for deliveries between 7:00 a.m. and 7:00 p.m.

3.    Freight elevator use for the delivery of materials and/or equipment or the removal of trash shall normally be before or after the normal hours of operation for the Building and only with the express permission of the Property Manager. For isolated special cases, special arrangements may be made with the Property Manager for deliveries between 6:00 a.m. and 10:00 p.m. All elevator use must be with the full knowledge and consent of the Property Manager.

4.    Construction debris must be removed from the Building in suitable containers. Removal must be accomplished in a manner which does not cause damages to the Building, create any disturbances to tenants, or create additional cleaning for Building personnel. Sufficient precautions must be taken to protect finishes in the path of removal. Damages resulting from negligence will result in an assessment to the contractor for damages.

5.    Contractors are responsible for timely cleaning of all public areas affected by their construction activities. Contractors are further responsible for providing and promptly removing their own trash containers.

6.    Any work not to be installed in strict adherence with the construction contract documents must be approved by the Landlord prior to installation.

7.    All workmen must conduct themselves in a reasonable manner at all times. The removal of any workmen using profanity, loitering in the Building, or creating a disturbance to tenants will be required.

8.    All of the contractor’s personnel are responsible for their own parking and the associated cost. Unauthorized vehicles found in loading areas or parking garages will be ticketed and towed.

9.    All work requiring connection to the Building fire alarm system is subject to the Landlord’s requirements. The completion of the tie-in must be accomplished utilizing the Landlord’s specified contractor. Any warranties voided as a result of the contractor’s or subcontractor’s failure to comply with this requirement will result in the contractor’s replacing the voided warranty in compliance with the Landlord’s requirements.

10.    Any roof penetrations required must be performed and repaired by the Landlord’s designated subcontractor. Any warranties voided as a result of failure to comply with this requirement will result in the contractor’s replacing the voided warranty in compliance with the Landlord’s requirements.

Exhibit D Page 1

EXHIBIT D

TENANT CONTRACTOR RULES AND REGULATIONS

11.    Any work requiring the partial or full shutdown of any base Building systems, including electrical, mechanical or plumbing, must be scheduled with and approved by the Property Manager 24 hours in advance. The shutdowns generally must be done on Monday through Friday between 1:00 a.m. and 6:00 a.m. or on Saturday between 1:00 a.m. and 6:00 a.m.

12.    All painting utilizing oil-based or polymer-based paints shall be performed before or after Building operating hours. The contractor shall be responsible for scheduling with the Property Manager any HVAC required for proper ventilation of work areas and adjacent tenant spaces.

13.    The protection of existing mechanical equipment, including but not limited to baseboard heaters, heat pumps, air handlers, air conditioners, ductwork and distribution equipment, from physical damage or damage from dust and debris is the responsibility of the contractor. Damage as a result of failure to protect equipment will result in an assessment against the contractor for such damages and the resulting required repairs.

14.    All penetrations to slab materials require the review and approval of the Landlord’s structural engineer without exception. The cost of this review and approval is the contractor’s responsibility.

15.    All testing of fire alarm equipment requiring the sounding of bells, sirens, or voice annunciation must be scheduled with the Property Manager 48 hours in advance of the test. Pre-testing of new fire alarm work is mandatory. Rescheduled test as a result of the contractor’s failure to coordinate with the Property Manager, the contractor’s failure to completely pre-test the system, or the contractor’s failure to pass municipal test shall be the contractor’s responsibility.

16.    These rules are subject to change at the Landlord’s discretion.

Exhibit D Page 2

ADDENDUM I

CONTAINING MATERIALS

Due to the recent construction of the Leased Premises, Landlord is not aware of any suspected or presumed asbestos containing materials (“Suspect ACM”) within the Leased Premises.

Notwithstanding any other provision in this Lease, in the event that Suspect ACM is identified in the Leased Premises, Tenant will not abrade, remove or engage in any activity that will disturb the Suspect ACM without Landlord’s prior written consent, which may be withheld in Landlord’s sole discretion.

In addition to any other rights of access to the Leased Premises granted to Landlord in this Lease, Tenant grants Landlord access to the Leased Premises to inspect, sample and abate any Suspect ACM. Landlord hereby agrees to provide Tenant reasonable advance notice of such activities, which will occur, to the extent possible, during non-business hours.

STATE OF CALIFORNIA

COUNTY OF SANTA CLARA

LEASE EXTENSION AND MODIFICATION AGREEMENT

THIS LEASE EXTENSION AND MODIFICATION AGREEMENT (“Agreement”) made this 19th day of December, 2013, by and between FRIT SAN JOSE TOWN AND COUNTRY VILLAGE, LLC, a California limited liability company, by its managing member, STREET RETAIL, INC., a Maryland corporation (“Landlord”), and SI-BONE, INC., a Delaware corporation, (“Tenant”).

W I T N E S S E T H :

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated August 9, 2012 (hereinafter referred to as the “Lease”), pursuant to which Tenant leased from Landlord approximately ten thousand six hundred thirteen (10,613) square feet commonly known as Suite #2200 (“Original Leased Premises”), located at Stevens Creek Boulevard and Winchester Boulevard, San Jose, California 95128, in a development known as Santana Row Shopping Center (“Village”); and

WHEREAS, the Term of the Lease is presently scheduled to expire on December 31, 2016; and

WHEREAS, the parties hereto desire to amend and supplement the Lease, all as hereinafter provided.

NOW THEREFORE, in consideration of the foregoing and the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and the mutual promises contained herein, the parties hereto, intending to be legally bound, agree as follows:

1)    Recitals. Each of the foregoing recitals and representations form a material part of this Agreement and are incorporated herein by this reference.

2)    Storage Space. Addendum II, attached hereto, is hereby added to the Lease and by this reference made a part hereof.

3)    California Energy Disclosure. Tenant agrees to cooperate with Landlord with respect to any disclosures necessary to comply with California Assembly Bills 1103 and 531 (or any similar legal requirements).

4)    California Disability Compliance The Leased Premises have not undergone inspection by a certified access specialist to evaluate compliance with the Americans With Disabilities Act of 1990 (as amended), California Senate Bill 1608 (known as the Construction-Related Accessibility Standards Compliance Act) or any related Legal Requirement.

5)    Brokers. Except for CBRE, whom Landlord agrees to pay a commission under the terms of a separate agreement, Landlord and Tenant each warrants and represents to the other

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that no broker, finder or agent has acted for or on its behalf in connection with the negotiation, execution or procurement of this Agreement. Landlord and Tenant each agrees to indemnify and hold the other harmless from and against all liabilities, obligations and damages arising, directly or indirectly, out of or in connection with a claim from a broker, finder or agent with respect to this Agreement or the negotiation thereof, including costs and attorneys’ fees incurred in the defense of any claim made by a broker alleging to have performed services on behalf of the indemnifying party.

6)    Defined Terms. Terms that are defined in the Lease shall have the same meanings when such terms are used in this Agreement.

7)    Time is of the Essence. Time is of the essence with respect to each and every obligation arising under this Agreement and the Lease.

8)    Binding Effect. All of the covenants and agreements herein contained shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns.

9)    Confirmation of Terms. All of the terms, covenants and conditions of the Lease, except as are herein specifically modified and amended, shall remain in full force and effect, and are hereby adopted and reaffirmed by the parties hereto.

10)    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument. Moreover, signatures received by facsimile or portable document format shall be deemed effective for the purposes of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have set their hands and seals the day and date set forth above.

LANDLORD:
FRIT SAN JOSE TOWN AND COUNTRY VILLAGE, LLC, a California limited liability company, by its managing member, STREET RETAIL, INC., a Maryland corporation

By:	/s/ Deborah A. Colson
Name:	Deborah A. Colson
Title:	Vice President-Legal Operations

TENANT:
SI-BONE, INC., a Delaware corporation

By:	/s/ Dan Murray
Name:	Dan Murray
Title:	CFO

[Corporate Seal]

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EXHIBIT A

INTENTIONALLY DELETED

1

ADDENDUM I

INTENTIONALLY DELETED

2

ADDENDUM II

STORAGE SPACE

In addition to the Leased Premises, Landlord agrees that Tenant may use from and after the date that the same is delivered to Tenant (the “Storage Delivery Date”), for the sole and express purpose of storage of items used in conjunction with Tenant’s business in the Leased Premises, approximately six hundred forty-eight (648) square feet of basement storage space, commonly known as Space #13200B (hereinafter “Storage Space”) in the approximate location shown on Addendum II, Schedule 1 attached hereto, in accordance with all terms of the Lease except as specifically provided herein.

Tenant shall accept the Storage Space in its “as is” condition. Any alterations or improvements to be performed by Tenant in the Storage Space shall be performed in accordance with plans and specifications approved in advance by Landlord, and in accordance with all applicable provisions of the Lease.

Tenant may use the Storage Space throughout the Term, whereupon Tenant shall vacate and surrender the Storage Space to Landlord in good and broom clean condition.

For all purposes under the Lease, the Storage Space shall be deemed to be a part of the Leased Premises, except as otherwise provided in this Addendum. Tenant shall pay Landlord the following as Additional Rent for the Storage Space (the “Storage Space Rent”):

Rent Period	Annually	Monthly
Storage Delivery Date to 12/31/2014	$15,552.00	$1,296.00
1/01/2015 to 12/31/2015	$16,018.56	$1,334.88
1/01/2016 to 12/31/2016	$16,499.12	$1,374.93

The Storage Space Rent shall be due and payable by Tenant monthly in advance on the first day of every calendar month during the Term, unless terminated earlier as provided above. The Floor Area of the Storage Space shall not, however, be included in Tenant’s Proportionate share for purposes of calculating Tax Rent or Tenant’s Share of Operating Costs, nor shall Tenant pay Minimum Rent on the Storage Space.

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STATE OF CALIFORNIA

COUNTY OF SANTA CLARA

LEASE EXTENSION AND MODIFICATION AGREEMENT

THIS LEASE EXTENSION AND MODIFICATION AGREEMENT (“Agreement”) made this 27 day of February, 2014, by and between FRIT SAN JOSE TOWN AND COUNTRY VILLAGE, LLC, a California limited liability company, by its managing member, STREET RETAIL, INC., a Maryland corporation (“Landlord”), and SI-BONE, INC., a Delaware corporation, (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated August 9, 2012, as amended by that certain Lease Extension and Modification Agreement dated December 19, 2013 (the “2013 Amendment”) (hereinafter referred to as the “Lease”), pursuant to which Tenant is leasing from Landlord approximately ten thousand six hundred thirteen (10,613) square feet commonly known as Suite #2200 (“Original Leased Premises”), together with the Storage Space (as defined in the 2013 Amendment), located at Stevens Creek Boulevard and Winchester Boulevard, San Jose, California 95128, in a development known as Santana Row Shopping Center (“Village”); and

WHEREAS, the Term of the Lease is presently scheduled to expire on December 31, 2016; and

WHEREAS, the parties hereto desire to modify the Lease by expanding the Original Leased Premises to include the “cross-hatched” space indicated on the site plan attached hereto as Exhibit A, comprised of a portion of Suite 2100 and constituting approximately seven thousand six hundred thirty-one (7,631) square feet (subject to re-measurement and/or approval of the Tenant’s Space Plan as defined in Exhibit B), and located within the Shopping Center (“Expansion Premises”), all as more specifically detailed below.

WHEREAS, the parties hereto desire to amend and supplement the Lease, all as hereinafter provided.

NOW THEREFORE, in consideration of the foregoing and the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and the mutual promises contained herein, the parties hereto, intending to be legally bound, agree as follows:

1)    Recitals. Each of the foregoing recitals and representations form a material part of this Agreement and are incorporated herein by this reference.

2)    Expansion Premises. From and after the date upon which Landlord delivers the Expansion Premises to Tenant (the “Expansion Date”) with Landlord’s Work (as defined in Exhibit B) substantially complete (also as defined in Exhibit B), the Leased Premises referred to in the Lease shall be expanded to include the Expansion Premises, and all references in the Lease and in this Agreement to the “Leased Premises” shall include both the Expansion Premises and

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the Original Leased Premises. Exhibit A attached hereto shows the outline of the Leased Premises and the approximate outline of the Expansion Premises (subject to re-measurement and/or approval of the Tenant’s Space Plan). It is understood and agreed by and between the parties hereto that commencing on the Expansion Date all of the terms and conditions of the Lease shall apply to the Expansion Premises as though the Expansion Premises were originally a portion of the Leased Premises. Commencing on the Expansion Date, the Floor Area of the Leased Premises shall be deemed to be eighteen thousand two hundred forty-four (18,244) square feet (subject to adjustment due to re-measurement and/or approval of the Tenant’s Space Plan).

3)    Term. Effective on the Expansion Date, (a) the Expansion Premises shall be deemed added to the Original Leased Premises and the Term for the Expansion Premises, the Original Leased Premises and the Storage Space shall be synchronized and become coterminous, and (b) the Term of the Lease (including the Storage Space) shall be extended such that the same shall now terminate on June 30, 2017, subject to all of the terms, covenants and conditions contained in the Lease as modified hereby.

4)    Rent. Effective on the Expansion Date and continuing throughout the Term of the Lease, as extended hereby, the Minimum Rent payable by Tenant under the Lease shall be as follows:

Expansion Space (Minimum Rent to be prorated if first month is a partial month)

Rent Period	Annually	Monthly	PSF
Expansion Date to 12/31/2014	N/A	$28,005.77	$44.04
01/01/2015 to 12/31/2015	$349,805.04	$29,150.42	$45.84
01/01/2016 to 12/31/2016	$363,540.84	$30,295.07	$47.64
01/01/2017 to 06/30/2017	$378,192.36	$31,516.03	$49.56

Original Leased Premises

Rent Period	Annually	Monthly	PSF
01/01/2017 to 06/30/2017	$525,980.28	$43,831.69	$49.56

Storage Space

Rent Period	Annually	Monthly	PSF
01/01/2017 to 06/30/2017	$17,159.08	$1,429.92	$26.48

All payments of Rent shall continue to be paid in the intervals and manner required under the Lease.

5)    Improvements. The parties shall provide the improvements to the Expansion Premises (as well as certain improvements and modifications to the Original Leased Premises) in accordance with their respective obligations set forth in Exhibit B attached hereto and made a part hereof. Except as otherwise specifically provided for in Exhibit B, Tenant accepts the

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Expansion Premises in its “as is” condition; it being expressly understood that Landlord has made no representations or warranties with respect to such premises and that Tenant has inspected same and found such premises to be satisfactory.

6)    Additional Security Deposit. Simultaneously with Tenant’s execution of this Lease, Tenant shall deliver to Landlord an amount equal to $31,516.03, which amount (a) shall be added to the existing Security Deposit and be held pursuant to the terms of Section 17.07, and (b) represents a sum equal to the final month of Minimum Rent due for the Extended Term applicable the Expansion Space only, and, therefore may be adjusted in the event of any re-measurement of the Expansion Premises.

7)    Parking Spaces. From and after the Expansion Date, Tenant shall have the right to use, on the same terms and conditions as set forth in the Lease for the Parking Spaces, an additional thirty (30) additional Parking Spaces (based on a rate of four (4) Parking Spaces per 1,000 square feet of Floor Area in the Expansion Premises).

8)    California Energy Disclosure. Tenant agrees to cooperate with Landlord with respect to any disclosures necessary to comply with California Assembly Bills 1103 and 531 (or any similar legal requirements).

9)    California Disability Compliance. The Leased Premises have not undergone inspection by a certified access specialist to evaluate compliance with the Americans With Disabilities Act of 1990 (as amended), California Senate Bill 1608 (known as the Construction-Related Accessibility Standards Compliance Act) or any related Legal Requirement.

10)    Brokers. Except for CBRE, as broker by and on behalf of Landlord (“Landlord’s Broker”), whom Landlord agrees to pay a commission under the terms of a separate agreement, and John Brady of CRESA, as broker by and on behalf of Tenant (“Tenant’s Broker”), to whom Landlord’s Broker shall pay a commission pursuant to the terms of a separate agreement, Landlord and Tenant each warrants and represents to the other that no broker, finder or agent has acted for or on its behalf in connection with the negotiation, execution or procurement of this Agreement. Landlord and Tenant each agrees to indemnify and hold the other harmless from and against all liabilities, obligations and damages arising, directly or indirectly, out of or in connection with a claim from a broker, finder or agent with respect to this Agreement or the negotiation thereof, including costs and attorneys’ fees incurred in the defense of any claim made by a broker alleging to have performed services on behalf of the indemnifying party.

11)    Defined Terms. Terms that are defined in the Lease shall have the same meanings when such terms are used in this Agreement.

12)    Time is of the Essence. Time is of the essence with respect to each and every obligation arising under this Agreement and the Lease.

13)    Binding Effect. All of the covenants and agreements herein contained shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns.

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14)    Confirmation of Terms. All of the terms, covenants and conditions of the Lease, except as are herein specifically modified and amended, shall remain in full force and effect, and are hereby adopted and reaffirmed by the parties hereto.

15)    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument. Moreover, signatures received by facsimile or portable document format shall be deemed effective for the purposes of this Agreement.

IN WITNESS WHEREOF, the parties hereto have set their hands and seals the day and date set forth above.

LANDLORD:
FRIT SAN JOSE TOWN AND COUNTRY VILLAGE, LLC, a California limited liability company, by its managing member, STREET RETAIL, INC., a Maryland corporation

By:	/s/ Deborah A. Colson
Name:	Deborah A. Colson
Title:	Vice President-Legal Operations

TENANT:
SI-BONE, INC., a Delaware corporation

By:	/s/ Robert E. Johnson
Name:	Robert E. Johnson
Title:	Corp. Secretary & VP

[Corporate Seal]

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EXHIBIT A

PLAN SHOWING ORIGINAL LEASED PREMISES

AND EXPANSION PREMISES

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EXHIBIT B

WORK AGREEMENT

Tenant’s Authorized Representative. Tenant designates Jeffrey W. Dunn (“Tenant’s Authorized Representative”) as the person authorized to initial all plans, drawings, change orders and approvals pursuant to this Exhibit. Landlord shall not be obligated to respond to or act upon any such item until such item has been initialed by Tenant’s Authorized Representative.

A.    Landlord’s Work. Commencing with the Expansion Premises in its “as is” condition as of the date hereof, Landlord or its designated contractor shall install in the Expansion Premises those initial improvements specified in final space plans and construction and engineering drawings approved by Landlord (the “Landlord’s Work”). Landlord shall not be obligated to provide any improvements other than the Landlord’s Work. Landlord or its contractor shall be available as reasonably required by Tenant throughout the design construction process to provide Tenant with budgeting and value engineering assistance. Tenant shall pay all costs and expenses (including a fee equal to 2% of the cost of Landlord’s Work for Landlord’s construction management services) incurred in connection with the Landlord’s Work to the extent such costs and expenses exceed an allowance (the “Construction Allowance”) equal to the product of (a) Nine and 00/100 dollars ($9.00), multiplied by (b) the number of square feet of rentable area in the Expansion Premises. Notwithstanding anything herein to the contrary, the Construction Allowance shall be used to fund the installation of permanent leasehold improvements included in the Landlord’s Work, as well as certain “permissible soft costs” directly associated with the preparation and installation of the Landlord’s Work (which “soft costs” shall be limited to the preparation of architectural drawings, permitting fees, engineering fees, supervision and labor charges (if shown as a component of the general conditions on the general contractor invoice) and temporary utilities consumed during construction); provided, however, that in no event shall Tenant be permitted to apply an amount in excess of 10% of the total Construction Allowance towards such permissible soft costs. Tenant shall not receive any credit, cash or otherwise, for any unused portion of the Construction Allowance.

After plans have been produced as set forth below, Landlord shall (a) solicit bids from not less than two (2) qualified general contractors for the completion of the Landlord’s Work, (b) share the bids with Tenant’s Authorized Representative and solicit his or her input on the same, and (c) shall make the selection of such contractor (the “Contractor”) based upon price, schedule and expected value, and the selected bid price shall be referred to herein as the “Budget.” The Budget, together with the price estimates from the Approved Architect (as defined below), together with any other costs required to design and complete the Landlord’s Work (other than the Unreimburseable Landlord’s Work) shall be collectively referred to as the “Contract Price.” During design and construction, in the event that the Contract Price exceeds the Construction Allowance, Tenant shall pay Landlord shall pay one hundred percent (100%) of Landlord’s reasonable estimate of those costs and expenses (if any) which exceed the Construction Allowance on or before the tenth (10th) day after the date Landlord gives Tenant notice of Landlord’s estimate of such expenses. In the event of any shortfall between the estimated costs and the actual costs, Tenant shall pay for all such costs and expenses (minus any progress payments made as aforesaid) following substantial completion and within ten (10) days after Tenant receives a bill therefor. All amounts payable pursuant to this Exhibit by Tenant shall be considered Additional Rent and are subject to the provisions of the Lease.

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B.    Schedule.

1.    All of the plans for the Landlord’s Work shall be prepared by an architect reasonably selected by Landlord (the “Approved Architect”). Tenant shall respond to any plans submitted to it for approval not later than the 2” day following its receipt of the same. Tenant’s failure to timely respond shall entitle Landlord, at Landlord’s sole option, to deem such failure an approval of the same. Any disapproval by Tenant shall state in detail the reasons for such disapproval. If any plans and drawings are prepared by Landlord’s architect or engineer, such plans and drawings will be prepared on Tenant’s behalf and Tenant shall be solely responsible for the timely completion of all plans and drawings and for their compliance with all Legal Requirements.

2.    Landlord shall instruct the Approved Architect to produce a space plan for Tenant’s approval (“Tenant’s Space Plan”), on or before the date that is thirty (30) days following the full execution and delivery of this Lease.

3.    Landlord shall instruct the Approved Architect to produce final architectural working drawings by the date that is sixty (60) days following Tenant’s approval (or deemed approval) of the Tenant’s Space Plan. Such architectural working drawings shall include: master legend, construction plan, reflected ceiling plan, telephone and electrical outlet layout, finish plan and all architectural details, elevations and specifications necessary to construct the Expansion Premises. To the extent necessary, promptly after submission of the final architectural working drawings, final engineering working drawings and an estimation of the cost of providing the Landlord’s Work shall be prepared.

4.    The deadlines specified in this Paragraph shall apply whether plans and drawings are prepared by Landlord’s architect or engineer or an architect or engineer selected by Tenant. All deadlines must be met in order to allow Landlord sufficient time to review plans and drawings, discuss with Tenant any changes thereto which Landlord believes to be necessary or desirable, and complete substantially the Landlord’s Work. The parties intend for each such deadline to be the applicable deadline, even if any such deadline is before the date the Lease is executed.

C.    Approval. All plans and drawings (and changes thereto) shall be subject to Landlord’s written approval. Such approval shall not constitute either (a) approval of any delay caused by Tenant or a waiver of any right or remedy that may arise as a result of such delay, or (b) Landlord’s representation that such approved plans, drawings or changes comply with all Legal Requirements.

D.    Change Orders. If Tenant requests any change or addition to the work or materials to be provided by Landlord pursuant to this Exhibit after Tenant’s approval of the final space plan, then Landlord shall not be obligated to perform such change or addition. All additional expenses attributable to any change order requested by Tenant and approved by Landlord shall be payable by Tenant prior to the performance of the work contemplated by such change order.

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If Landlord submits an estimate of the additional expenses attributable to a change order, then Tenant shall pay such estimated additional expenses prior to the performance of the work contemplated by such change order. If the actual additional expenses attributable to such change order exceed such estimated additional expenses, then Tenant shall pay the amount of such excess no later than ten (10) days after Tenant’s receipt of a bill therefor. If such estimated additional expenses exceed the actual additional expenses attributable to such change order, then the amount of such excess shall be credited against the first installment(s) of rent.

E.    Substantial Completion.

1.    Landlord and Tenant specifically agree that Tenant shall be solely responsible for the installation of its server(s) and any associated data cabling (the “Excepted Work”). While the Excepted Work shall be shown on the plans, the actual installation of such items shall be specifically excluded from the Budget and the scope of Landlord’s Work and shall be performed by Tenant at its sole cost and expense. Except as provided in Paragraph 6(b), the Expansion Premises shall be deemed to have been substantially complete when the work and materials to be provided pursuant to this Exhibit (except for items of work and adjustment of equipment and fixtures that can be completed after the Expansion Premises are occupied without causing substantial interference with Tenant’s use of the Expansion Premises (i.e., the “punch list” items)) have been completed, as reasonably determined by Landlord.

2.    If Landlord shall be delayed in completing the work and materials to be provided pursuant to this Exhibit as a result of any of the following (each, a “Tenant Delay”): (1) Tenant’s failure to comply with any of the deadlines specified in this Exhibit or with any of the other requirements of this Exhibit or the Lease, (2) Tenant’s request for modifications to plans or working drawings subsequent to the date such plans or working drawings are approved by Landlord, (3) Tenant’s failure to pay when due any amount required pursuant to this Exhibit, (4) Tenant’s request for long lead time materials, finishes or installations, or (5) the performance of any work, or the entry into the Leased Premises, by Tenant or any person or firm employed or retained by Tenant, then for purposes of determining the Term Commencement Date and the Rent Commencement Date, the work and materials to be provided pursuant to this Exhibit shall be deemed to have been substantially complete on the date that Landlord determines in its reasonable judgment that such work and materials would have been substantially complete if such delay(s) had not occurred.

3.    Possession. Tenant’s taking of possession of the Expansion Premises shall constitute Tenant’s acknowledgment that the Expansion Premises are in good condition and that all work and materials are satisfactory, except as to any defect or incomplete work that is described in a written notice given by Tenant to Landlord not later than the day Tenant takes possession of the Expansion Premises. Tenant and its agents shall have no right to make any alteration in the Expansion Premises until Tenant submits such written notice.

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EXHIBIT B

WORK AGREEMENT

Landlord will correct and complete those defects and incomplete items described in such notice which Landlord confirms, in its reasonable judgment, are in fact defects or incomplete items. At Landlord’s request, Tenant shall accompany Landlord to prepare the punch list on or before the date Tenant takes possession of the Expansion Premises.

Unreimburseable Landlord’s Work

In addition and as a part of the Landlord’s Work described above, Landlord shall perform the following items, which shall not be subject to the application of the Construction Allowance, nor otherwise reimburseable by Tenant:

1.    Demolition of existing wall separating Original Leased Premises from the Expansion Premises; and

2.    Construction of demising wall between Expansion Premises and remainder of Suite 2100.

Adjustment of Square Footage

In the event that (a) Tenant’s Space Plan, or (b) a remeasurement of the Expansion Premises following Landlord’s demising work reveals that the Floor Area of the Expansion Premises differs from 7,631 square feet, the Minimum Rent hereunder, the Security Deposit, the Construction Allowance and any other items predicated upon the square footage of the Expansion Premises shall be adjusted and the parties agree to enter into a letter agreement confirming the same.

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ADDENDUM I

ASBESTOS CONTAINING MATERIALS

Due to the recent construction of the Expansion Premises, Landlord is not aware of any suspected or presumed asbestos containing materials (“Suspect ACM”) within the Expansion Premises.

Notwithstanding any other provision in this Lease, in the event that Suspect ACM is identified in the Expansion Premises, Tenant will not abrade, remove or engage in any activity that will disturb the Suspect ACM without Landlord’s prior written consent, which may be withheld in Landlord’s sole discretion.

In addition to any other rights of access to the Expansion Premises granted to Landlord in this Lease, Tenant grants Landlord access to the Expansion Premises to inspect, sample and abate any Suspect ACM. Landlord hereby agrees to provide Tenant reasonable advance notice of such activities, which will occur, to the extent possible, during non-business hours.

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LETTER AGREEMENT

SI-BONE, Inc.

Santana Row, San Jose, California

This Letter Agreement (“Agreement”) effective February 27, 2015 (the “Effective Date”) serves to modify and amend the Office Lease Agreement dated August 9, 2012, as amended by a Lease Extension and Modification Agreement dated December 19, 2013, and by a Lease Extension and Modification Agreement dated February 27, 2014 (hereinafter collectively referred to as the “Lease”), by and between FRIT SAN JOSE TOWN AND COUNTRY VILLAGE, LLC, a California limited liability company, by its managing member, STREET RETAIL INC., a Maryland corporation (“Landlord”), and SI-BONE, INC., a Delaware corporation (“Tenant”), regarding that certain premises known as Suite #2200 (“Leased Premises”) located in that certain mixed-use development commonly known as Santana Row, San Jose, California (the “Village”) as follows:

Tenant has asserted that it has encountered noise disturbances created by construction in an adjacent tenant premises prior to the Effective Date (the “Noise Disturbances”). Although Landlord asserts that it is not responsible for the actions of the adjacent tenant, as a good faith gesture Landlord has agreed to give Tenant a credit against Rent payable for the month of March, 2015 in the amount of Twenty Thousand and 00/100 Dollars ($20,000.00).

In consideration of the foregoing, Tenant does hereby fully and forever release and discharge Landlord from any and all claims, demands, actions and rights of actions relating to the Noise Disturbances which it may now have or may hereafter have (the “Claims”).

Tenant understands and agrees that this settlement is a full accord, satisfaction, and discharge of all of the Claims, whether such claims are presently known or unknown, anticipated or unanticipated, from the beginning of time to the Effective Date. With respect to such unknown or unanticipated claims, Tenant hereby knowingly, voluntarily and expressly waive all rights and benefits otherwise conferred by the provisions of California Civil Code section 1542, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Tenant hereby acknowledges that. although it is possible that Tenant may discover new or additional damages or injuries relating to the Claims, this settlement extinguishes all obligations in favor of Landlord.

Finally, Tenant agrees that the aforementioned construction is a continuing process and similar disturbances or inconveniences may arise following the Effective Date and, unless the same are extraordinary or otherwise unreasonable, shall not be deemed violative of any rights of Tenant.

LANDLORD:		TENANT:
FRIT SAN JOSE TOWN AND COUNTRY VILLAGE, LLC, a California limited liability company, a California limited liability company, by its managing member, STREET RETAIL, INC., a Maryland corporation		SI-BONE, INC., a Delaware corporation

By:	/S/ Deborah A. Colson	By:	/S/ Robert E. Johnson
Name:	Deborah A. Colson	Name	Robert E. Johnson
Title:	Vice President – Legal Operations	Title:	General Counsel
Date:		Date:	3/27/15

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STATE OF CALIFORNIA

COUNTY OF SANTA CLARA

LEASE EXTENSION AGREEMENT

THIS LEASE EXTENSION AGREEMENT (this “Agreement”) is made this 20th day of June, 2016, by and between FRIT SAN JOSE TOWN AND COUNTRY VILLAGE, LLC, a California limited liability company, by its managing member, STREET RETAIL, INC., a Maryland corporation (“Landlord”), and SI-BONE, INC., a Delaware corporation (“Tenant”).

W I T N E S S E T H :

WHEREAS, Landlord and Tenant entered into that certain Office Lease Agreement dated August 9, 2012 (the “Original Lease”), as amended by a Lease Extension and Modification Agreement dated December 19, 2013 (the “First Amendment”), and by a Lease Extension and Modification Agreement dated February 27, 2014 (the “Second Amendment”), and by a Letter Agreement dated February 27, 2015 (the “Letter Agreement”; the Original Lease, First Amendment, Second Amendment and Letter Agreement being collectively referred to herein as the “Lease”), pursuant to which Tenant leased from Landlord approximately eighteen thousand two hundred forty-four (18,244) square feet commonly known as Spaces #13200 and #13210 (collectively, the “Leased Premises”) and approximately 648 square feet of storage space (the “Storage Space”) in the mixed-use development known as Santana Row, located at Stevens Creek Boulevard and Winchester Boulevard, San Jose, California 95128; and

WHEREAS, the Term of the Lease expires on June 30, 2017; and

WHEREAS, the parties have agreed to extend the Term of the Lease for an additional one (1) year period upon the terms and conditions more particularly set forth herein.

NOW THEREFORE, in consideration of the foregoing and the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and the mutual promises contained herein, the parties hereto, intending to be legally bound, agree as follows:

1)    Recitals. Each of the foregoing recitals and representations form a material part of this Agreement and are incorporated herein by this reference.

2)    Term. The Term of the Lease shall be extended for a period of one (1) year, commencing on July 1, 2017 and terminating on June 30, 2018 (the “Extended Term”), subject to all of the terms, covenants and conditions contained in the Lease as modified hereby.

3)    Minimum Rent.

A.    For all periods prior to July 1, 2017 Tenant shall continue to pay Landlord Minimum Rent in accordance with the terms and conditions of the Lease in effect immediately preceding the date of this Agreement.

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B.    Commencing on July 1, 2017 and continuing throughout the Extended Term, the Minimum Rent payable by Tenant under the Lease shall be as follows:

Leased Premises

Rent Period	Annually	Monthly
7/01/2017 to 6/30/2018	$985,176.00	$82,098.00

Storage Space

Rent Period	Annually	Monthly
7/01/2017 to 6/30/2018	$8,579.54	$714.96

All payments of Rent shall continue to be paid in the intervals and manner required under the Lease and shall be made payable to Landlord at:

FRIT SAN JOSE TOWN AND COUNTRY VILLAGE, LLC - Property 1668

c/o Federal Realty Investment Trust

P.O. Box 79408

City of Industry, CA 91716-9408

4)    Condition of the Leased Premises. Tenant agrees to retain possession of the Leased Premises and Storage Space in their respective current as-is condition; it being agreed that Landlord shall have no obligation to make any alterations or improvements thereto, or provide Tenant any allowance in lieu thereof.

5)    No Other Options. Should the Lease (including any Addenda thereto) provide Tenant renewal options or rights, or expansion options or rights, other than as specifically provided in this Agreement, such options or rights shall be of no further force or effect.

6)    Signage. Tenant hereby waives its right to install exterior building signage as shown on Exhibit A-1 of the Original Lease. The second paragraph of Section 4.04 and Exhibit A-1 of the Original Lease are hereby deleted in their entirety; provided, however, that Tenant waives no other rights related to signage or demarcation of its suite as provided for by the Lease.

7)    Communications Data Room. Landlord and Tenant hereby agree that Tenant may use a portion of the Communications Data Room in the basement of the Building as more particularly described on the plans attached hereto and incorporated herein as Exhibit A (the “CDR Space”). Landlord agrees that Tenant may use the CDR Space for the operation of certain of Tenant’s computer servers and communications networking resources. Landlord agrees that Tenant shall not be charged any additional Rent for use of the CDR Space, but Tenant shall be obligated to pay for any utilities used in connection with Tenant’s use of the CDR Space (whether directly to the utility provider by separate meter, or as a reimbursement to Landlord by a separate submeter or by estimated payments, as the parties mutually agree). The CDR Space shall be subject to all of the terms and conditions of the Lease (other than the payment of Rent as provided above), including, without limitation, insurance and indemnification. Notwithstanding anything to the contrary, Tenant agrees that Tenant’s use of the CDR Space shall be at Tenant’s sole risk; it being acknowledged and agreed that Landlord makes no representation or warranty as to access to or Building services or utilities provided to the CDR Space.

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8)    Broker’s Commissions. Except for Mike Grado and Shane McNulty of CB Richard Ellis, to whom Landlord shall pay a commission under the terms of a separate agreement, Landlord and Tenant each warrants and represents to the other that no broker, finder or agent has acted for or on its behalf in connection with the negotiation, execution or procurement of this Lease. Landlord and Tenant each agrees to indemnify and hold the other harmless from and against all liabilities, obligations and damages arising, directly or indirectly, out of or in connection with a claim from a broker, finder or agent with respect to this Lease or the negotiation thereof, including costs and attorneys’ fees incurred in the defense of any claim made by a broker alleging to have performed services on behalf of the indemnifying party.

9)    Defined Terms. Terms that are defined in the Lease shall have the same meanings when such terms are used in this Agreement.

10)    Time is of the Essence. Time is of the essence with respect to each and every obligation arising under this Agreement and the Lease.

11)    Binding Effect. All of the covenants and agreements herein contained shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns.

12)    Confirmation of Terms. All of the terms, covenants and conditions of the Lease, except as are herein specifically modified and amended, shall remain in full force and effect, and are hereby adopted and reaffirmed by the parties hereto.

13)    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument. Moreover, signatures received by facsimile or portable document format shall be deemed effective for the purposes of this Agreement.

[SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have set their hands and seals the day and date set forth above.

LANDLORD:
FRIT SAN JOSE TOWN AND COUNTRY VILLAGE, LLC, a California limited liability company, by its managing member, STREET RETAIL, INC., a Maryland corporation

By:	/s/ Deborah A. Colson
Name:	Deborah A. Colson
Title:	Vice President-Legal Operations

TENANT:
SI-BONE, INC., a Delaware corporation

By:	/s/ Jeffrey W. Dunn
Name:	Jeffrey W. Dunn
Title:	Chief Executive Officer

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EXHIBIT A

CDR PLANS

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